EXECUTION VERSION Exhibit 2.1 AGREEMENT AND PLAN OF MERGER dated as of October 18, 2022 by and between CITY HOLDING COMPANY and CITIZENS COMMERCE BANCSHARES, INC.

EXECUTION VERSION

TABLE OF CONTENTS

		Page
ARTICLE I – CERTAIN DEFINITIONS		3
1.01	Certain Definitions	3
ARTICLE II – THE MERGER		10
2.01	The Parent Merger	10
2.02	Effectiveness of Parent Merger	11
2.03	Effective Date and Effective Time	11
2.04	Closing	11
2.05	The Subsidiary Merger	11
ARTICLE III – MERGER CONSIDERATION		12
3.01	Conversion of Citizens Common Stock	12
3.02	Exchange and Payment Procedures	13
3.03	Tax Consequences	16
ARTICLE IV – ACTIONS PENDING CONSUMMATION OF MERGER		17
4.01	Forbearances of Citizens	17
4.02	Forbearances of City	21
ARTICLE V – REPRESENTATIONS AND WARRANTIES		21
5.01	Representations and Warranties of Citizens	21
5.02	Representations and Warranties of City	41
ARTICLE VI – COVENANTS		47
6.01	Commercially Reasonable Efforts	47
6.02	Shareholder Approvals	47
6.03	Registration Statement; Proxy Statement/Prospectus	47
6.04	Public Announcements	48
6.05	Access; Information	48
6.06	Acquisition Proposal	50
6.07	Takeover Laws	52
6.08	Certain Policies	52
6.09	Regulatory Applications	53
6.10	Employment Matters; Employee Benefits	53
6.11	Notification of Certain Matters; Disclosure Supplements	55
6.12	Data Conversion	56
6.14	Insurance Coverage	56
6.15	Dividends	56
6.16	Confidentiality	57
6.18	Indemnification	57
6.19	Environmental Assessments	58

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EXECUTION VERSION ii 6.20 Litigation and Claims .................................................................................................. 58 6.21 NASDAQ Listing........................................................................................................ 58 6.22 Absence of Control ..................................................................................................... 59 ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER; CLOSING ....................................................................................................................................................... 59 7.01 Conditions to Each Party’s Obligation to Effect the Merger ...................................... 59 7.02 Conditions to Obligation of Citizens .......................................................................... 59 7.03 Conditions to Obligation of City ................................................................................ 60 ARTICLE VIII – TERMINATION .......................................................................................... 61 8.01 Termination ................................................................................................................. 61 8.02 Effect of Termination and Abandonment; Enforcement of Agreement ..................... 64 ARTICLE IX – MISCELLANEOUS ........................................................................................ 65 9.01 No Survival ................................................................................................................. 65 9.02 Amendment ................................................................................................................. 66 9.03 Extension; Waiver ....................................................................................................... 66 9.04 Counterparts ................................................................................................................ 66 9.05 Confidential Supervisory Information ........................................................................ 66 9.06 Governing Law; Jurisdiction....................................................................................... 66 9.07 Waiver of Jury Trial .................................................................................................... 67 9.08 Expenses ..................................................................................................................... 67 9.09 Notices ........................................................................................................................ 67 9.10 Entire Understanding .................................................................................................. 68 9.11 Assignment; Third-Party Beneficiaries....................................................................... 68 9.12 Interpretation ............................................................................................................... 69 9.13 Specific Performance .................................................................................................. 69 9.14 Severability ................................................................................................................. 69 9.15 Delivery by Electronic Transmission.......................................................................... 69 EXHIBIT A Form of Support Agreement EXHIBIT B Form of Subsidiary Merger Agreement

EXECUTION VERSION 2 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2022 (this “Agreement”), by and between CITY HOLDING COMPANY, a West Virginia corporation (“City”), and CITIZENS COMMERCE BANCSHARES, INC., a Kentucky corporation (“Citizens”). WITNESSETH WHEREAS, City is a registered financial holding company under the Banking Holding Company Act of 1956, as amended (“BHCA”) and owns all of the outstanding shares of City National Bank of West Virginia, a national banking association chartered under the laws of the United States (“City National Bank”); WHEREAS, Citizens is a registered bank holding company under the BHCA and owns all of the outstanding shares of Citizens Commerce Bank, Inc. a Kentucky banking corporation (“Citizens Commerce Bank”); WHEREAS, the Boards of Directors of City and Citizens believe that the merger of Citizens with and into City, followed by the subsidiary bank merger of Citizens Commerce Bank with and into City National Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of the shareholders of City and Citizens; WHEREAS, the Boards of Directors of City and Citizens have each approved this Agreement and the transactions contemplated hereby; WHEREAS the parties intend this merger to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; WHEREAS, as an inducement for City to enter into this Agreement, all the directors of Citizens have entered into Support Agreements with City (the “Support Agreements”), each dated as of the date of this Agreement, in the form attached to this Agreement as Exhibit A, pursuant to which such directors have agreed, among other matters, to vote all of the shares of Citizens Common Stock beneficially owned by such individuals in favor of the Merger upon the terms and subject to the conditions set forth in the Support Agreement; and WHEREAS, the parties also desire to provide in this Agreement for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement. NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, City and Citizens hereby agree as follows:

EXECUTION VERSION 3 ARTICLE I Certain Definitions 1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below: “Acceptance of Superior Proposal” has the meaning set forth in Section 6.06(d). “Acquisition Proposal” has the meaning set forth in Section 6.06(f)(ii). “Acquisition Transaction” has the meaning set forth in Section 6.06(f)(iii). “Affiliate” or “Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act. “Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02. “Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “BHCA” has the meaning set forth in the Recitals to this Agreement. “CARES Act Modified Loan” has the meaning set forth in Section 5.01(t)(vii). “CARES Act” has the meaning set forth in Section 5.01(t)(vii). “Chosen Courts” has the meaning set forth in Section 9.06. “Citizens” has the meaning set forth in the Preamble to this Agreement. “Citizens 401(k) Plan” has the meaning set forth in Section 6.10(c). “Citizens Articles” means the Articles of Incorporation of Citizens, as amended. “Citizens Board” means the Board of Directors of Citizens. “Citizens Bylaws” means the bylaws of Citizens, as amended. “Citizens Commerce Bank” has the meaning set forth in the Recitals to this Agreement. “Citizens Common Stock” means the shares of common stock, with no par value, of Citizens. “Citizens Disclosure Schedule” has the meaning set forth in Section 5.01. “Citizens ESOP” means the Citizens Commerce Bancshares, Inc. Employee Stock Ownership Plan.

EXECUTION VERSION 4 “Citizens Financial Statements” has the meaning set forth in Section 5.01(e)(i). “Citizens Group” has the meaning set forth in Section 5.01(o)(vii). “Citizens Meeting” has the meaning set forth in Section 5.01(d)(i). “Citizens Preferred Shares” has the meaning set forth in Section 5.01(b)(i). “Citizens Recommendation” has the meaning set forth in in Section 6.02(b). “Citizens Shares” has the meaning set forth in Section 5.01(b)(i). “Citizens Territory” means, for purposes of this Agreement, the geographic area comprising the entirety of the Commonwealth of Kentucky. “City” has the meaning set forth in the Preamble to this Agreement. “City Articles” means the Amended and Restated Articles of Incorporation of City, as amended. “City Board” means the Board of Directors of City. “City Bylaws” means the Bylaws of City, as amended. “City Common Shares” means shares of common stock, par value of $2.50 per share, of City. “City Common Share Closing Price” has the meaning set forth in Section 3.02(b)(v). “City Disclosure Schedule” has the meaning set forth in Section 5.02. “City Market Value” has the meaning set forth in Section 8.01(g). “City National Bank” has the meaning set forth in the Recitals to this Agreement. “City SEC Reports” has the meaning set forth in Section 5.02(f)(ii). “Closing” has the meaning set forth in Section 2.04. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” has the meaning set forth in the Recitals to this Agreement. “Compensation and Benefit Plans” has the meaning set forth in Section 5.01(k)(i). “Consultants” has the meaning set forth in Section 5.01(k)(i).

EXECUTION VERSION 5 “Data Conversion” has the meaning set forth in Section 6.12. “Determination Date” has the meaning set forth in Section 8.01(g). “Determination Letter” has the meaning set forth in Section 6.10(c). “Directors” has the meaning set forth in Section 5.01(k)(i). “Dissenting Shares” has the meaning set forth in Section 3.01(d). “Effective Date” means the date on which the Effective Time occurs. “Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.03. “Employees” has the meaning set forth in Section 5.01(k)(i). “Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning set forth in Section 5.01(k)(iii). “ERISA Affiliate Plan” has the meaning set forth in Section 5.01(k)(iii). “ESOP Trustee” means Kentucky Trust Company. “ESOP Determination Letter” has the meaning set forth in Section 6.10(e). “ESOP Vote” has the meaning set forth in Section 6.10(d). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Exchange Agent” has the meaning set forth in Section 3.02(a). “Exchange Fund” has the meaning set forth in Section 3.02(a). “Exchange Ratio” shall mean 0.1666. “FDIC” means the Federal Deposit Insurance Corporation. “Final City Market Value” has the meaning set forth in Section 8.01(g).

EXECUTION VERSION 6 “Final Index Price” has the meaning set forth in Section 8.01(g). “FRB” means the Board of Governors of the Federal Reserve System. “GAAP” means generally accepted accounting principles in the United States, consistently applied. “Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority). “Group” has the meaning set forth in Section 13(d) under the Exchange Act. “Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material. “Initial City Market Value” has the meaning set forth in Section 8.01(g). “Indenture” has the meaning set forth in Section 5.01(b)(iii). “Index” has the meaning set forth in Section 8.01(g). “Index Ratio” has the meaning set forth in Section 8.01(g). “Information” has the meaning set forth in Section 6.16. “Initial Index Price” has the meaning set forth in Section 8.01(g). “Index Price” has the meaning set forth in Section 8.01(g). “IRS” has the meaning set forth in Section 5.01(k)(ii). “KBCA” means the Kentucky Business Corporation Act, Chapter 271B of the Kentucky Revised Statutes, as amended. “KDFI” means the Kentucky Department of Financial Institutions. “Knowledge” means, with respect to City, the Knowledge of any officer of City or City National Bank with the title of Chairman, Chief Executive Officer, President, Chief Financial Officer or General Counsel, and, with respect to Citizens, the Knowledge of any officer of Citizens or Citizens Commerce Bank with the title of Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Senior Lender. An

EXECUTION VERSION 7 officer of City or Citizens shall be deemed to have “Knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter after reasonable inquiry. “KSS” means Secretary of State of the Commonwealth of Kentucky. “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance. “Loan” or “Loans” means any loans, loan commitments, letters of credit, credit facility, credit enhancements or any other extensions of credit (including any amendments, renewals, extensions or modifications thereto). “Material Adverse Effect” means, when used with respect to a party to this Agreement, as the context may require, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate (i) has been or would reasonably be likely to be material and adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (ii) would reasonably be likely to materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable bank regulatory accounting requirements; (B) changes, after the date hereof, in laws, rules or regulations (including the Pandemic Measures) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Authorities; (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries (including any such changes arising out of the Pandemic or any Pandemic Measures); (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event (including the Pandemic); (E) public disclosure of the execution of this Agreement or consummation of the transactions contemplated hereby (including any effect on such party’s relationships with its customers or employees); (F) actions expressly required by this Agreement in contemplation of the transactions contemplated hereby; and (G) the occurrence of any natural or man-made disaster; except, with respect to subclauses (A), (B), (C), (D), and (G) to the extent that the effects of the change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry and geographic area in which such party and its Subsidiaries operate). “Material Contracts” has the meaning set forth in Section 5.01(i)(ii). “Merger” collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Sections 2.01 and 2.05.

EXECUTION VERSION 8 “Merger Consideration” has the meaning set forth in Section 3.01(a). “Notifying Party” has the meaning set forth in Section 6.11(a). “NASDAQ” has the meaning set forth in Section 3.02(b)(v). “New Certificate” has the meaning set forth in Section 3.02(a). “Notice Period” has the meaning set forth in Section 6.06(d)(ii). “Old Certificates” has the meaning set forth in Section 3.01(b). “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV- 2 or COVID-19, or any evolutions, variants or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto. “Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, reduced capacity, social distancing, shut down, closure, sequester or other directives, guidelines, executive orders, mandates or recommendations promulgated by any Governmental Authority, including but not limited to, the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic. “Parent Merger” has the meaning set forth in Section 2.01(a). “Pension Plan” has the meaning set forth in Section 5.01(k)(ii). “Per Share Merger Consideration” means $14.50. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “Phase I” has the meaning set forth in Section 6.19. “Premium Cap” has the meaning set forth in Section 6.18(b). “Proxy Statement/Prospectus” has the meaning set forth in Section 5.01(d)(i). “Registration Statement” has the meaning set forth in Section 5.01(d)(i). “Regulatory Authorities” or “Regulatory Authority” has the meaning set forth in Section 5.01(g)(i). “Regulatory Order” has the meaning set forth in Section 5.01(g)(i). “Related Parties” has the meaning set forth in Section 5.01(aa). “Related Party Agreements” has the meaning set forth in Section 5.01(aa).

EXECUTION VERSION 9 “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors. “Requisite Citizens Vote” has the meaning set forth in Section 5.01(c)(i). “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder. “Subsidiary” has the meanings ascribed to it in Section 2(d) of the BHCA. “Subsidiary Merger” has the meaning set forth in Section 2.05(a). “Subsidiary Merger Agreement” has the meaning set forth in Section 2.05(a). “Subsidiary Merger Certificate” has the meaning set forth in Section 2.05(b). “Superior Proposal” has the meaning set forth in Section 6.06(e)(i). “Surviving Corporation” has the meaning set forth in Section 2.01(a). “Takeover Laws” has the meaning set forth in Section 5.01(m). “Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items. “Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof. “Tail Policy” has the meaning set forth in Section 6.18(b). “Termination Fee” has the meaning set forth in Section 8.02(b)(i).

EXECUTION VERSION 10 “Third Party System” has the meaning set forth in Section 5.01(x). “Treasury” means the United States Department of Treasury. “Treasury Shares” means Citizens Shares held by Citizens or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith. “Support Agreements” has the meaning set forth in the Recitals to this Agreement. “WVBCA” means the West Virginia Business Corporation Act, Chapter 31D of the West Virginia Code, as amended. “WVSS” means the Office of the Secretary of State of the State of West Virginia. ARTICLE II The Merger 2.01 The Parent Merger. (a) The Parent Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Citizens shall merge with and into City (the “Parent Merger”), City shall survive the Parent Merger and continue to exist as a West Virginia corporation (City, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of Citizens shall cease. At the Effective Time: (i) The City Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended, if ever, in accordance with the WVBCA; (ii) The City Bylaws, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended, if ever, in accordance with the WVBCA; (iii) Each individual serving as a director of City immediately prior to the Effective Time shall remain a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the City Articles and the City Bylaws or as otherwise provided by the WVBCA or until his or her earlier death, resignation or removal in the manner provided in the City Articles or the City Bylaws or as otherwise provided by the WVBCA; and (iii) At and after the Effective Time, each share of City Common Shares issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Parent Merger.

EXECUTION VERSION 11 (b) Option to Change Method of Merger. City may at any time prior to the Effective Time change the method of effecting the Parent Merger and/or the Subsidiary Merger (including, without limitation, changing the provisions of this Article II), if and to the extent City deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) Alter or change the amount or kind of consideration to which the holders of Citizens Common Stock are entitled in accordance with the terms and subject to the conditions of this Agreement; (ii) Materially impede or delay consummation of the transactions contemplated by this Agreement; or (iii) Cause the Merger to fail to qualify as a “reorganization” under Code Section 368(a)(1)(A) of the Code. Citizens, if requested by City, shall enter into one or more amendments to this Agreement in order to effect any such change. 2.02 Effectiveness of Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Parent Merger shall become effective upon the later to occur of the following: (i) the filing of the articles of merger with the KSS and WVSS; or (ii) such later date and time as may be set forth in such articles of merger with the approval of City and Citizens. The Parent Merger shall have the effects prescribed in the KBCA and WVBCA. 2.03 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, City and Citizens shall cause the effective date of the Parent Merger (the “Effective Date”) to occur as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that the Effective Date shall not fall after the date specified in Section 8.01(c), unless City and Citizens agree in writing to extend such date, or after the date or dates on which any Regulatory Authority approval or any extension thereof expires. The time on the Effective Date when the Parent Merger shall become effective is referred to herein as the “Effective Time”. 2.04 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 10:00 am, Charleston, West Virginia time, and filings, as applicable, with the KSS and WVSS on a date which is no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can be satisfied only at the Closing, but subject to the satisfaction or waiver of all conditions at the Closing), unless extended by mutual agreement of the parties hereto. 2.05 The Subsidiary Merger.

EXECUTION VERSION 12 (a) Immediately following the Parent Merger, or at such later time as City may determine, Citizens Commerce Bank will merge with and into City National Bank (the “Subsidiary Merger”). City National Bank shall be the surviving entity in the Subsidiary Merger and, following the Subsidiary Merger, the separate corporate existence of Citizens Commerce Bank shall cease and City National Bank shall survive and continue to exist as a national bank. Promptly after the date of this Agreement, City National Bank and Citizens Commerce Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit B (the “Subsidiary Merger Agreement”). (b) Each of City and Citizens shall approve the Subsidiary Merger Agreement and the Subsidiary Merger as the sole shareholders of each subsidiary bank, respectively. Prior to the Effective Time, Citizens shall cause Citizens Commerce Bank, and City shall cause City National Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Subsidiary Merger (“Subsidiary Merger Certificate”). The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the “Merger.” ARTICLE III Merger Consideration 3.01 Conversion of Citizens Common Stock. At the Effective Time, by virtue of the Parent Merger and without any action on the part of City, Citizens, or the holder of any shares of Citizens Common Stock: (a) Subject to Section 3.02 and Second 3.03, and except as otherwise provided by paragraph (b) of this Section 3.01, each share of Citizens Common Stock (other than Treasury Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, without interest, a number of City Common Shares equal to the Exchange Ratio (the “Merger Consideration”); and (b) All of the shares of Citizens Common Stock converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry accounts relating to the ownership of uncertificated shares of Citizens Common Stock) previously representing any such shares of Citizens Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of Citizens Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to Section 3.01(a) and Sections 3.02(b)(v), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.02, in each case without any interest thereon. Old Certificates previously representing shares of Citizens Common Stock shall be exchanged for certificates or, at City’s option, evidence of shares in book entry form representing whole shares of City Common Shares as set forth in Section 3.01(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates

EXECUTION VERSION 13 in accordance with Section 3.02, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of City Common Shares or Citizens Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give holders of Citizens Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit Citizens to take any action with respect to its securities that is prohibited by the terms of this Agreement. (c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Citizens Common Stock that are owned by Citizens (in each case other than shares (i) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, as a result of debts previously contracted) shall be cancelled and cease to exist and no Merger Consideration shall be delivered or exchanged therefor. (d) Notwithstanding anything in this Agreement to the contrary, shares of Citizens Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto (“Dissenting Shares”) in accordance with the KBCA will not be converted into the right to receive the Merger Consideration, but will be entitled in lieu thereof to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the KBCA unless and until the holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the KBCA. If, after the Effective Time, any holder fails to perfect or effectively withdraws or loses their rights referred to in the preceding sentence, the applicable holder’s shares of Citizens Common Stock will thereupon be treated as if the shares had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. Citizens will give City prompt notice of any notices of intent to demand payment under the KBCA received by Citizens with respect to shares of Citizens Common Stock. Prior to the Effective Time, Citizens will not, except with the prior written consent of City, make any payment with respect to, or settle or offer to settle, any demands referred to in this Section 3.01(d). 3.02 Exchange and Payment Procedures. (a) Exchange Fund. Prior to the Effective Time, City shall deposit, or shall cause to be deposited, with Computershare Trust Company N.A. (the “Exchange Agent”), for the benefit of the holders of Old Certificates for exchange in accordance with this Article III, (i) certificates or, at City’s option, evidence in book-entry form, representing shares of City Common Shares to be issued to holders of Citizens Common Stock (collectively, referred to herein as “New Certificates”), and (ii) cash in an amount sufficient to pay cash in lieu of any fractional shares (such New Certificates and cash described in the foregoing clauses (i) and (ii), together with any dividends or distributions with respect thereto payable in accordance with Section 3.02(b)(ii), being hereinafter referred to as the “Exchange Fund”). (b) Exchange Procedures.

EXECUTION VERSION 14 (i) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, City shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Citizens Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration, a letter of transmittal, in customary form as reasonably agreed to by City and Citizens (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing the number of whole shares of City Common Shares and any cash in lieu of fractional shares, as applicable, which the shares of Citizens Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 3.02(b)(ii). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (A)(1) a New Certificate representing that number of whole shares of City Common Shares to which such holder of Citizens Common Stock shall have become entitled pursuant to the provisions of Section 3.01 and (2) a check representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article III and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.02(b)(ii), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the City Common Shares or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 3.02(b), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration as provided for in Section 3.01 and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by Section 3.02(b)(ii). (ii) No dividends or other distributions declared with respect to City Common Shares shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with Section 3.02(b). After the surrender of an Old Certificate in accordance with Section 3.02(b), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of City Common Shares which the shares of Citizens Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.15). (iii) In the event that any New Certificate representing shares of City Common Shares is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise

EXECUTION VERSION 15 in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of City Common Shares in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. (iv) After the Effective Time, there shall be no transfers on the stock transfer books of Citizens of the shares of Citizens Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of City Common Shares, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in Article III. (v) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of City Common Shares shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect to City Common Shares shall be payable on or with respect to any fractional share, and fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of City. In lieu of the issuance of any fractional share, City shall pay to each former shareholder of Citizens who otherwise would be entitled to receive such fractional share (after taking into account all shares of Citizens Common Stock held by such shareholder immediately prior to the Effective Time) an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of City Common Shares on the NASDAQ Stock Market (the “NASDAQ”) as reported by the Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Closing Date (the “City Common Share Closing Price”) by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of City Common Shares which such holder would otherwise be entitled to receive pursuant to Section 3.01(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained-for-consideration, but merely represents a mechanical rounding off for the purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares. (vi) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Citizens for six months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Citizens Common Stock who have not theretofore exchanged their Old Certificates pursuant to Section 3.02 shall thereafter look only to the Surviving Corporation for payment of the shares of City Common Shares and cash in lieu of any fractional shares and any unpaid dividends and distributions on the City Common Stock deliverable in respect of each former share of Citizens Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of City, Citizens, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder

EXECUTION VERSION 16 of shares of Citizens Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. (vii) Each of City and the Exchange Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld with respect to the making of the consideration payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by City or the Exchange Agent, as the case may be, the withheld amounts (i) will be paid over by City or the Exchange Agent to the appropriate governmental authority and (ii) will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the deduction and withholding was made. (viii) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or City, the posting by such Person of a bond in such amount as City or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of City Common Shares, and any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement. (c) Treatment of Citizens Options. Immediately prior to the Effective Time, each outstanding option to acquire shares of Citizens Common Stock (the “Citizens Options”) issued pursuant to Citizen’s Equity Plan shall: (i) become fully vested and exercisable (without regard to whether the Citizens Options are then vested or exercisable), and (ii) each option holder shall be entitled to receive a cash payment, without interest and less applicable withholding taxes, in an amount equal to the product of (i) the number of shares of Citizens Common Shares subject to the Citizens Options as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Citizens Common Stock subject to such Citizens Option as of the Effective Date (the “Option Cash-Out Amount”). The Option Cash-Out Amount shall be paid by Citizens to the applicable former option holder on the Closing Date. In the event the exercise price per share of Citizens Common Stock subject to a Citizens Option is equal to or greater than the Per Share Merger Consideration, such Citizens Option shall be cancelled without consideration and have no further force or effect. 3.03 Tax Consequences . For federal income tax purposes, the Parent Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The

EXECUTION VERSION 17 parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a). ARTICLE IV Actions Pending Consummation of Merger 4.01 Forbearances of Citizens. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Citizens Disclosure Schedule (as hereafter defined), as required by law (including Pandemic Measures) or required by an applicable Regulatory Order, without the prior written consent of City, Citizens shall not, and shall cause its Subsidiaries not to: (a) Ordinary Course. Conduct the business of Citizens and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Citizens’ ability to perform any of its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order. (b) Capital Stock. (i) Except upon the exercise of Citizens Options outstanding on the date hereof in accordance with their terms, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Citizens Common Stock or other capital stock of Citizens, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Citizens Common Stock to become subject to any Rights, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization. (c) Dividends; Distributions. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than dividends from Citizens Commerce Bank to Citizens and, subject to Section 6.15, quarterly cash dividends by Citizens to its shareholders in a manner consistent with past practices, but under no circumstances in an amount greater than $.07 per share per quarter, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. (d) Compensation; Employment Agreements. Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of Citizens or any of its Subsidiaries, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments). (e) Benefit Plans. Enter into, establish, adopt, amend, modify, make any contributions to or terminate (except (i) as may be required by applicable law, (ii) as contemplated

EXECUTION VERSION 18 by this Agreement, or (iii) pursuant to the regular annual renewal of insurance contracts) any pension, retirement, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of Citizens or any of its Subsidiaries, or take any action to accelerate the payment of benefits or the vesting or exercisability of any restricted stock, phantom stock or other compensation or benefits payable thereunder. (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any Person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness of any Person or any claims against any Person, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions. (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person. (h) Governing Documents. Amend the Citizens Articles, the Citizens Bylaws or the organizational and governing documents of its Subsidiaries. (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP. (j) Material Contracts. (i) Terminate, amend, or waive any provision of, any Material Contract; (ii) make any change in any instrument or agreement governing the terms of any of its securities, or any Material Contract, other than normal renewals of leases and other Material Contracts without material adverse changes of terms with respect to Citizens or any Citizens Subsidiary; (iii) enter into any Material Contract that (A) would constitute a Material Contract if it were in effect on the date of this Agreement or (B) that has a term of one year or longer and that requires payments or other obligations by Citizens or any Citizens Subsidiary of $25,000 or more under the Material Contract; or (iv) enter into any Material Contract if the Material Contract, in the aggregate with all Material Contracts entered into by Citizens or any Citizens Subsidiary from and after the date of this Agreement, would result in aggregate required payments by Citizens or any Citizens Subsidiary in excess of $100,000. (k) Claims. Settle any claim, suit, action or proceeding brought against Citizens, except for any claim, action or proceeding which does not involve precedent for other material claims, suits, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $25,000 or in the aggregate not to exceed $100,000 for all such claims, actions or proceedings. (l) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set

EXECUTION VERSION 19 forth in Article VII not being satisfied, or (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority. (m) Risk Management. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate or other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, (iii) fail to use commercially reasonable means to address any material increase in its aggregate exposure to interest rate risk, or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks. (n) Borrowings. Other than in the ordinary course, consistent with past practice, assume guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices shall include the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from any of the Federal Home Loan Banks, sales of certificates of deposits, and entry into repurchase agreements). (o) Indirect Loans; Participations. (i) Make or purchase any indirect or brokered Loans, or (ii) purchase from or sell to any financial institution or other non-depository lender an interest in a Loan, except for such credit facilities made to borrowers in Citizens’ Territory which are secured by collateral located in the Citizens’ Territory in the ordinary course and consistent with past practices. (p) Capital Expenditures. Make, or commit to make, any capital expenditures that exceed by more than five percent (5%) of Citizens’ capital expenditure budget set forth in Section 4.01(p) of the Citizens Disclosure Schedule. (q) Lending. (i) Enter into any new line of business, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); (ii) make or acquire, or modify, renew or extend any Loan except for Loans made acquired, renewed or extended in the ordinary course, consistent with past practices and in compliance in all material respects with Citizens Commerce Bank’s loan policies and underwriting guidelines and standards as in effect as of the date of this Agreement; (iii) make or acquire, or modify, renew or extend any Loan (A) in the case of any Loan to a Person who does not have an existing lending relationship with Citizens, if immediately after making the Loan the Person obtaining the Loan and the Person’s Affiliates would have debt owed to Citizens or any of its Subsidiaries that is, in the aggregate, in excess of $500,000, (B) in the case of any Loan to a Person who has an existing lending relationship with Citizens, if immediately after the modification, renewal, or extension of any existing Loan, or the making of a new Loan, the Person obtaining the modification, renewal, extension or new Loan and the Person’s Affiliates would have an aggregate credit exposure to Citizens or any of its Subsidiaries that is, in excess of $1,000,000, or (C) that is in excess of $500,000 and that is classified by Citizens Commerce Bank as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,”

EXECUTION VERSION 20 “Criticized,” “Watch List” or words of similar import, in each case, except pursuant to existing commitments entered into prior to the date hereof; (iv) grant, or renew the prior grant of, the deferral of any payments under any Loan or make or agree to make any other modification that would result in the Loan being, or continue the status of the Loan as, a CARES Act Modified Loan; provided that in the case of each of items (i) – (iv) above City shall be required to respond (and will be deemed to consent if it fails to respond) to any request for a consent to make such Loan or extension of credit in writing within five (5) business days after the loan package is delivered to City. (r) Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements, or, except as may be reasonably required to maintain safety and soundness, otherwise purchase or sell securities in the portfolio individually that exceed $1,000,000 or in the aggregate that would exceed $10,000,000. (s) Taxes. (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or before the Effective Time, (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns), or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return). (t) Offices and Facilities. (i) Open, close or relocate any branch office, ATMS, loan production office or other significant office or operations facility of Citizens or its Subsidiaries at which business is conducted, or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted. (u) Interest Rates. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices in relation to rates prevailing in the relevant market. (v) Foreclosures. Foreclose upon or otherwise cause Citizens or any of its Subsidiaries to take title to or possession or control of any real property or entity thereon without first obtaining a Phase I thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single- family residential real property of one acre or less to be foreclosed upon unless Citizens has reason to believe that such real property may contain any such Hazardous Material. (w) Deposit Liabilities. Cause or permit any material change in the amount or composition of Citizens Commerce Bank’s deposit liabilities.

EXECUTION VERSION 21 (x) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (y) Commitments. Agree or commit to do any of the foregoing. 4.02 Forbearances of City. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by law (including Pandemic Measures) or required by an applicable Regulatory Order, without the prior written consent of Citizens, City shall not, and shall cause its Subsidiaries not to: (a) Capital Stock. Effect any recapitalization, reclassification, stock split, or similar change in capitalization. (b) Governing Documents. Amend the City Articles or the City Bylaws in a manner that would materially and adversely affect the holders of Citizens Common Stock, or adversely affect the holders of Citizens Common Stock relative to other holders of City Common Shares. (c) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming materially inaccurate at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority, or (iv) a delay in the consummation of the transactions contemplated by this Agreement. (d) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (e) Commitments. Agree or commit to do any of the foregoing. ARTICLE V Representations and Warranties 5.01 Representations and Warranties of Citizens . Except as disclosed in the disclosure schedule delivered by Citizens to City concurrently herewith (as the same may be supplemented and amended as permitted by Section 6.11, the “Citizens Disclosure Schedule”); provided that (i) the mere inclusion of an item in the Citizens Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Citizens that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (ii) any disclosures made with respect to a section of Article V shall be deemed to qualify any other section of Article V specifically referenced or cross- referenced, Citizens hereby represents and warrants to City as follows: (a) Organization, Standing and Authority.

EXECUTION VERSION 22 (i) Citizens is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is a bank holding company duly registered with the FRB under the BHCA. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Citizens Commerce Bank is a Kentucky banking corporation and is supervised and regulated by the KDFI and FDIC. Citizens Commerce Bank is duly organized, licensed, validly existing and in good standing under the laws of the Commonwealth of Kentucky, has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed and qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Section 5.01(a)(i) of the Citizens Disclosure Schedule sets forth the foreign jurisdictions in which Citizens or its Subsidiaries are qualified to conduct business. (ii) There are no restrictions on the ability of any Subsidiary of Citizens to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. Section 5.01(a)(ii) of the Citizens Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Citizens as of the date hereof. (b) Capital Structure of Citizens. (i) As of date hereof, the authorized capital stock of Citizens consists of 45,000,000 shares of Citizens Common Stock, of which 3,821,101 shares are currently issued and outstanding and 0 shares of preferred stock, of which no shares are issued and outstanding (“Citizens Preferred Shares”). The Citizens Common Stock and Citizens Preferred Shares are collectively referred to herein as “Citizens Shares.” As of date hereof, there are: (A) 0 shares of Treasury Shares held by Citizens or otherwise owned by Citizens or its Subsidiaries. No shares of Citizens Preferred Shares are issued and outstanding or reserved for issuance. All of the issued and outstanding Citizens Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Citizens does not have, and is not bound by, any outstanding or issued Rights with respect to any Citizens Shares except the Citizens Options. (ii) Neither Citizens nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matters on which the shareholders have the right to vote. There are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which Citizens is a party or by which it is bound with respect to any equity security of any class of Citizens or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

EXECUTION VERSION 23 (iii) Section 5.01(b)(iii) of the Citizens Disclosure Schedule contains a detailed description of the Citizens Options, including name of grantee, number of option shares, grant date, strike price, vesting terms, and expiration as of the date hereof. (c) Authority; No Violation. (i) Citizens has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Merger have been duly and validly approved by the Board of Directors of Citizens. As of the date hereof, the Board of Directors of Citizens has determined, subject to Section 6.06 of this Agreement, that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Citizens and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Citizens’ shareholders for approval (with the Citizens Board of Directors’ recommendation in favor of approval) at a meeting of the shareholders, and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Citizens Common Stock (the “Requisite Citizens Vote”), and the adoption and approval of the Subsidiary Merger Agreement by Citizens as sole shareholder of Citizens Commerce Bank, no other corporate proceedings on the part of Citizens are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Citizens and (assuming due authorization, execution and delivery by City) constitutes a valid and binding obligation of Citizens, enforceable against Citizens in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). (ii) Neither the execution and delivery of this Agreement by Citizens nor the consummation by Citizens of the transactions contemplated hereby, including the Parent Merger and the Subsidiary Merger, nor compliance by Citizens with any of the terms or provisions hereof, will (A) violate any provision of the Citizens Articles or Citizens Bylaws or (B) assuming that the consents and approvals referred to in Section 5.01(d) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Citizens or any Citizens Subsidiaries or any of their respective properties or assets or (2) except as set forth in Section 5.01(c)(ii) of the Citizens Disclosure Schedule, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of Citizens or any Citizens Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Citizens or any Citizens Subsidiary is a party, or by which they or any of their respective properties or assets may be bound.

EXECUTION VERSION 24 (d) Consents and Regulatory Approvals. (i) Except as set forth in Section 5.01(d)(i) of the Citizens Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Citizens or any of its Subsidiaries in connection with the execution, delivery or performance by Citizens of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act including the proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the meeting, including any adjournment or postponements thereof, of Citizens shareholders to be held in connection with this Agreement and the Merger (the “Citizens Meeting”), and any necessary state securities law or “blue sky” permits and approvals, (C) Requisite Citizens Vote, (D) the filing of the articles of merger with the KSS pursuant to the KBCA and WVSS pursuant to the WVBCA, and filing the Subsidiary Merger Certificate, and (E) the receipt of the approvals set forth in Section 7.01(b). (ii) As of the date hereof, Citizens is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (e) Financial Statements; Material Adverse Effect; Internal Controls. (i) Citizens has delivered or will deliver to City (A) audited consolidated financial statements for each of the fiscal years ended December 31, 2021, 2020 and 2019, respectively, consisting of consolidated balance sheets and the related consolidated statements of income, comprehensive income and shareholders’ equity and cash flows for the fiscal years ended on such dates, including the footnotes thereto and the reports prepared with respect thereto by MCM CPAs & Advisors LLP, Citizens’ independent registered public accounting firm; (B) unaudited consolidated financial statements for the eight-month interim period ended August 31, 2022 and each subsequent quarter thereafter, consisting of balance sheets and the related statements of income; and (C) unaudited consolidated monthly financial statements as of September 30, 2022 and each subsequent month thereafter, consisting of balance sheets and the related statements of income (collectively, the “Citizens Financial Statements”). The Citizens Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with GAAP, consistently applied throughout the periods indicated, and fairly present the financial position of Citizens and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto. As of the date hereof, the books and records of Citizens and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, MCM CPAs & Advisors LLP has not resigned (or informed Citizens that it intends to

EXECUTION VERSION 25 resign) or been dismissed as independent public accountants of Citizens as a result of or in connection with any disagreements with Citizens on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Neither Citizens nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of Citizens included in the Citizens Financial Statements for fiscal year ended December 31, 2021 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2021, except as set forth in Section 5.01(e)(ii) of the Citizens Disclosure Schedules, or (C) liabilities and obligations in connection with this Agreement and the transactions contemplated hereby. (iii) Since December 31, 2021, (A) Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to Citizens or any of its Subsidiaries. (iv) Citizens has established and maintains a system of internal accounting controls for Citizens and its Subsidiaries sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and applicable law, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Citizens and its Subsidiaries in all material respects; (B) provide reasonable assurance that transactions are recorded as necessary to facilitate preparation of financial statements in conformity with GAAP, and that receipts and expenditures of Citizens and its Subsidiaries are being made only in accordance with authorizations of management and directors of Citizens and its Subsidiaries, as the case may be; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Citizens or its Subsidiaries that could have a material effect on their financial statements. Citizens has no Knowledge of any deficiency in the effectiveness of Citizens’ and its Subsidiaries’ internal controls over financial reporting as of the end of the periods covered by the Citizens Financial Statements and, to Citizens’ Knowledge, any fraud, whether or not material, that involves management or other employees of Citizens or its Subsidiaries. Citizens has provided City access to all documentation related to Citizens’ internal control over financial reporting. Since December 31, 2020, to Citizens’ Knowledge, except as set forth in Citizens’ Disclosure Schedule, there has been no complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Citizens or any of its Subsidiaries or their respective internal accounting controls, including without limitation any complaint, allegation, assertion or claim that Citizens or Citizens Commerce Bank has engaged in questionable accounting or auditing practices. (f) Litigation. Except as set forth in Section 5.01(f) of Citizens Disclosure Schedule, there is no suit, action, investigation, claim, proceeding or review

EXECUTION VERSION 26 pending, or to Citizens’ Knowledge, threatened against it or any of its Subsidiaries or any of the current or, to the Knowledge of Citizens, former directors or executive officers of it or any of its Subsidiaries in their capacities as such (and it is not aware of any basis for any such suit, action, investigation, claim, proceeding or review) (i) that involves a Governmental Authority, or (ii) that, individually or in the aggregate, is (A) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses or, after the Effective Time, the business of City or any of its Affiliates, or (B) reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by Citizens, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to City or any of its Affiliates) that is or could reasonably be expected to have a Material Adverse Effect. (g) Regulatory Matters. (i) Neither Citizens nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FDIC, the FRB, and the KDFI) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”). (ii) Neither Citizens nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission described in the immediately preceding clause (i). (h) Compliance with Laws. Except as set forth in Section 5.01(h) of the Citizens Disclosure Schedules, Citizens and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding the applicable license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Citizens, and, to the Knowledge of Citizens, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Citizens and each of its Subsidiaries have, during the past five (5) years, complied in all material respects with and, to Citizens’ Knowledge, are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Authority relating to Citizens or any of its Subsidiaries, including without

EXECUTION VERSION 27 limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer Loans. (i) Material Contracts; Defaults. (i) Except as set forth in the Citizens Disclosure Schedule listed under Section 5.01(i)(i), neither Citizens nor any of its Subsidiaries is a party to or is bound by any contract or agreement (whether written or verbal) of the following types as of the date of this Agreement, and no such contract or agreement is presently being negotiated or discussed: (A) any contract involving commitments to others to make capital expenditures or purchases or sales of capital assets in excess of $25,000 in any one case or $75,000 in the aggregate in any period of 12 consecutive months; (B) any contract relating to any direct or indirect indebtedness of Citizens or any of its Subsidiaries for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit but excluding any contract relating to indebtedness of Citizens Commerce Bank with respect to deposit liabilities (including cash sweep accounts), letters of credit, repurchase agreements, purchases of federal funds and other borrowings entered into by Citizens Commerce Bank in the ordinary course of its banking business, consistent with past practice), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $25,000 in any one case or $75,000 in the aggregate in any period of 12 consecutive months; (C) any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of Citizens or any of its Subsidiaries; (D) any contract containing covenants limiting the freedom of Citizens or any of its Subsidiaries to compete in any line of business or with any Person or in any area or territory; (E) any partnership, joint venture, limited liability company arrangement or other similar agreement;

EXECUTION VERSION 28 (F) any profit sharing, phantom stock award, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of Citizens’ or any of its Subsidiaries’ current or former directors, officers, employees or consultants; (G) any license agreement, either as licensor or licensee, or any other contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement; (H) any contract with any insider of Citizens or any of its Subsidiaries or any arrangement under which Citizens or any of its Subsidiaries has advanced or loaned any amount to any of their respective insiders or immediate family member of any insider (the terms “insider” and “immediate family member” have the meanings given to them under Regulation O (12 C.F.R. Part 215) as promulgated by the FRB); (I) any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor acting for and on behalf of Citizens or its Subsidiaries; (J) other than this Agreement and any ancillary agreements being executed in connection with this Agreement, and agreements entered into by Citizens Bank in the ordinary course in connection with the purchase and sale of marketable securities or stock of the Federal Home Loan Bank of Cincinnati, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of Citizens or any of its Subsidiaries in excess of $25,000 in any one case or $75,000 in the aggregate in any period of 12 consecutive months; (K) any contract that requires the payment of royalties; (L) any contract pursuant to which Citizens or any of its Subsidiaries has any obligation to share revenues or profits derived from Citizens or any of its Subsidiaries with any other Person; (M) any contract between (i) Citizens or any of its Subsidiaries, on the one hand, and any officer, director, employee or consultant of Citizens or any of its Subsidiaries, on the other hand, and (ii) Citizens or any of its Subsidiaries, on the one hand, and any person known by Citizens to be an Associate or Affiliate of any director, officer, employee or consultant of Citizens or any of its Subsidiaries, on the other hand; (N) any contract that is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC); and (O) any other legally binding contract not of the type covered by any of the other items of this Section 5.01(i) involving money or property (other than loans and deposits of Citizens Bank) and imposing on Citizens and its

EXECUTION VERSION 29 Subsidiaries an obligation in excess of $25,000 in the aggregate in any period of 12 consecutive months and which is not in the ordinary and usual course of business. (ii) “Material Contracts” shall mean those contracts on the Citizens Disclosure Schedule listed under Section 5.01(i)(i). True, complete and correct copies of all of the written Material Contracts have been made available to City. Except as set forth on the Citizens Disclosure Schedule, neither Citizens nor any of its Subsidiaries is a party to or is bound by any verbal contract or agreement requiring payments by Citizens or its Subsidiaries in excess of $5,000. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to Citizens or any of its Subsidiaries, as the case may be, and (B) to the Knowledge of Citizens, as to the other parties to such Material Contracts. Except as disclosed in the Citizens Disclosure Schedule, Citizens and/or its Subsidiaries, as applicable, and to the Knowledge of Citizens, each other party to the Material Contracts, has performed and is performing all material obligations required to be performed by it under the Material Contracts. Neither Citizens nor its Subsidiaries, and to the Knowledge of Citizens, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither Citizens nor its Subsidiaries, and to the Knowledge of Citizen, no other party has, as of the date of this Agreement, received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither Citizens nor any of its Subsidiaries has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor to the Knowledge of Citizens, does any condition exists or any event has occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts. (j) Brokerage and Finder’s Fees. Except as set forth in Section 5.01(j) of Citizens Disclosure Schedule, neither Citizens nor any of its Subsidiaries has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (k) Employee Benefit Plans; Employee Matters. (i) Section 5.01(k) of Citizens Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension, retirement, profit- sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective or were in effect at any time in the previous five years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of Citizens or any of its Subsidiaries or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which Citizens or its Subsidiaries or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”). Neither Citizens nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create

EXECUTION VERSION 30 any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan. No Compensation and Benefit Plan holds any Citizens Common Stock. (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has either received a favorable Determination Letter from the Internal Revenue Service (“IRS”), and no circumstances exist which are likely to result in revocation of any such favorable Determination Letter; or has been adopted on a prototype plan which has received a current opinion letter from the national office of the IRS. There is no pending or, to the Knowledge of Citizens, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Citizens nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Citizens or any of its Subsidiaries or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. To the Knowledge of Citizens, no event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured. Except as set forth on Schedule 5.01(k)(ii), no Compensation and Benefit Plan has been terminated or amended since December 31, 2021. (iii) None of the Compensation and Benefit Plans is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by Citizens or any of its Subsidiaries with respect to any terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an “ERISA Affiliate”) which is considered one employer with Citizens under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an “ERISA Affiliate Plan”). None of Citizens, its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. To the Knowledge of Citizens, there is no pending investigation or enforcement action by the U.S. Department of Labor or the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. (iv) All contributions required to be made by Citizens under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit

EXECUTION VERSION 31 arrangements under any collective bargaining agreement to which Citizens or any of its Subsidiaries was or is a party have been timely made or have been reflected in the Citizens Financial Statements. (v) Except as otherwise provided under Section 6.10(c), neither Citizens nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Citizens or its Subsidiaries that would reasonably be expected to promise or guarantee such Employees’ retiree health or life insurance or other retiree death benefits on a permanent basis. (vi) Neither Citizens, any of its Subsidiaries nor any ERISA Affiliate maintain any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees. (vii) With respect to each Compensation and Benefit Plan, if applicable, Citizens has provided or made available to City, true and complete copies of existing (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same, (B) trust instruments and insurance contracts, including renewal notices, (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants), (D) the most recent actuarial report and financial statement, (E) the most recent summary plan description or wrap document and summaries of material modifications, (F) notices or forms filed with the PBGC (other than for premium payments), (G) the most recent determination letter issued by the IRS, (H) any Form 5310 or Form 5330 filed with the IRS, (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), and (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan. (viii) Except as set forth in Section 5.01(k)(viii) of the Citizens Disclosure Schedules, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan. (ix) Neither Citizens nor any of its Subsidiaries or any ERISA Affiliate maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury regulations issued thereunder.

EXECUTION VERSION 32 (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither Citizens, nor City as its successor following the Parent Merger, nor Citizens Bank, nor City National Bank as its successor following the Subsidiary Merger, will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) of Citizens on a consolidated basis or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder. (xi) Citizens and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (i) none of Citizens or any of its Subsidiaries are engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act (FLSA), and (ii) there is no unfair labor practice or employment-related complaint against Citizens or any of its Subsidiaries pending or, to the Knowledge of Citizens, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC) or any other federal, state or local administrative body relating to employment or employment-related policies, practices or conditions. (l) Labor Matters. Neither Citizens nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Citizens or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Citizens or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Citizens’ Knowledge, threatened, nor is Citizens aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Citizens and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. (m) Takeover Laws. Citizens has taken all action required to be taken by Citizens in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Support Agreements and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of the Commonwealth of Kentucky including Sections 271B.12-200 through 271B.12-220 of the KBCA (“Takeover Laws”), and (ii) any enhanced requirements under any similar applicable provisions of the Citizens Articles, the Citizens Bylaws and/or the governing documents of any Citizens Subsidiary.

EXECUTION VERSION 33 (n) Environmental Matters. Neither the conduct nor the operation of Citizens or any of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates Environmental Laws and to Citizens’ Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in liability on the part of Citizens under Environmental Laws. Neither Citizens nor any of its Subsidiaries has received any notice from any Person that Citizens or its Subsidiaries or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property. (o) Tax Matters. (i)(A) All Tax Returns that were or are required to be filed by or with respect to Citizens and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A) of this Section 5.01(o)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of Citizens or its Subsidiaries. Citizens has made available to City true and correct copies of the United States federal income Tax Returns filed by Citizens and its Subsidiaries prior to the date hereof for each of the three most recent fiscal years. Neither Citizens nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in the Citizens Financial Statements or that have arisen in the ordinary and usual course of business since December 31, 2019. The accruals and reserves for Taxes reflected in the Citizens Financial Statements are adequate for the periods covered. There are no Liens for Taxes upon the assets of Citizens or any of its Subsidiaries other than Liens for current Taxes not yet due and payable. (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement. (iii) Citizens and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected. (iv) No claim has ever been made by any Governmental Authority in a jurisdiction where Citizens or any of its Subsidiaries do not file Tax Returns that Citizens or any of its Subsidiaries is or may be subject to taxation by that jurisdiction nor is there any factual basis for any such claim. (v) Neither Citizens nor any of its Subsidiaries has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing

EXECUTION VERSION 34 agreement (or similar arrangement) with any Governmental Authority with respect to Taxes. (vi) Neither Citizens nor any of its Subsidiaries has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2016. No Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to Citizens or any of its Subsidiaries and, to the Knowledge of Citizens, no such audit or other proceeding has been threatened. No Governmental Authority has asserted, is now asserting, or, to the Knowledge of Citizens, is threatening to assert against Citizens or any of its Subsidiaries any deficiency or claim for additional Taxes. (vii) Neither Citizens nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement (other than a tax allocation agreement between and among Citizens and its Subsidiaries), (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Citizens is or was the common parent corporation (the “Citizens Group”), or (C) has any liability for the Taxes of any Person (other than members of the Citizens Group) as a transferee or successor, by contract, or otherwise. (viii) Neither Citizens nor any of its Subsidiaries has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested. (ix) Neither Citizens nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes. (x) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Citizens or its Subsidiaries is a party that could be treated as a partnership for Tax purposes. (xi) Except as set forth on Section 5.01(o) of the Citizens Disclosure Schedule, neither Citizens nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. (xii) None of the assets of the Citizens Commerce Bank are “tax exempt use property” or “tax exempt bond financed property” within the meaning of Section 168 of the Code and the Citizens Commerce Bank is not a party to a “long-term contract” within the meaning of Section 460 of the Code. (xiii) Citizens has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

EXECUTION VERSION 35 (p) Risk Management Instruments. Except as set forth in Section 5.01(p) of the Citizens Disclosure Schedules, neither Citizens nor any of its Subsidiaries is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements. (q) Books and Records. The books of account, minute books, stock record books, and other records of Citizens and its Subsidiaries, all of which have been made available to City, are complete and correct in all material respects and since January 1, 2016, have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Citizens and its Subsidiaries, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of Citizens and its Subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, the shareholders, the Citizens Board and the governing bodies of its Subsidiaries, and committees of the Citizens Board and the governing bodies of its Subsidiaries. (r) Insurance. Section 5.01(r) of the Citizens Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Citizens or its Subsidiaries. Citizens and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices. All such insurance policies are in full force and effect; Citizens and its Subsidiaries are not in material default thereunder, all claims thereunder have been filed in due and timely fashion and Citizens and its Subsidiaries will cause to be filed in due and timely fashion any claims that have not yet been filed as of the date of this Agreement or which arise before the Effective Time of the Merger. (s) Title to Real Property and Assets. (i) Section 5.01(s) of the Citizens Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Citizens or its Subsidiaries. Citizens and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the Citizens Financial Statements as being owned by Citizens as of December 31, 2021, or acquired after such date, except (A) statutory Liens for amounts not yet due and payable, (B) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (C) with respect to real property, such imperfections of title, easements, encumbrances, Liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (D) dispositions and encumbrances in the ordinary course of business. No portion of any real property owned by Citizens or its Subsidiaries is (Y) operated as a nonconforming use under applicable zoning codes, (Z) located in either a “Special Flood Hazard Area” pursuant to the Federal Insurance Rate Maps created by the Federal Emergency Management Agency or an area which is inundated by a “100 year” flood as provided by any Governmental Authority.

EXECUTION VERSION 36 (ii) Each lease agreement set forth on Section 5.01(s) of the Citizens Disclosure Schedule is, as to Citizens or any of its Subsidiaries, as the case may be, and, to the Knowledge of Citizens, as to the other parties thereto, valid, legally binding, in full force and effect, and enforceable in accordance with its terms. There is not under any such lease agreements any default of any material obligations thereunder by Citizens or its Subsidiaries, or to the Knowledge of Citizens, to the other party under any such lease agreement which with notice or lapse of time, or both, would constitute a default. The consummation of the transactions contemplated hereby will constitute a breach or default under any such lease agreements by Citizens. Neither Citizens nor any of its Subsidiaries has received written notice that the landlord under such lease agreements, as applicable, would refuse to renew such lease agreement upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. (iii) The real property owned or leased by Citizens or its Subsidiaries complies in all material respects with all applicable private agreements, zoning codes, ordinances and requirements and other governmental laws and regulations relating thereto and there are no litigation or condemnation proceedings pending or, to Citizens’ Knowledge, threatened with respect to any such real property. All licenses and permits necessary for the occupancy and use of the real property owned or leased by Citizens or its Subsidiaries, as used in the ordinary course, consistent with past practices of Citizens and its Subsidiaries, have been obtained and are in full force and effect. All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the real property owned or leased by Citizens or its Subsidiaries are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof. (iv) All leases pursuant to which Citizens or its Subsidiaries, as lessee, leases personal property are, as to Citizens or any of its Subsidiaries, as the case may be, and, to the Knowledge of Citizens, as to the other parties thereto valid , and neither Citizens and its Subsidiaries nor, to Citizens’ Knowledge, the other parties thereto, is in default thereunder. (t) Loans. (i) The allowance for loan and lease losses as reflected on the Citizens Financial Statements was (A) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, (B) consistent with GAAP and reasonable and sound banking practices and (C) in conformance with recommendations and comments in reports of examination in all material respects. (ii) Each loan, extension of credit, loan agreement, credit agreement, note or borrowing arrangement (including financing leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) of Citizens and its Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on

EXECUTION VERSION 37 the books and records of Citizens and its Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (C) to Citizens’ Knowledge, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to enforceability as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Section 5.01(t) of the Citizens Disclosure Schedule lists each Loan that has as of the date hereof an outstanding balance of $100,000 or more and that (A) is over 90 days or more delinquent in payment of principal or interest, (B) is classified by Citizens or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import, (C) has undergone troubled debt restructuring, or (D) is entirely or predominantly unsecured. (iii) Each outstanding Loan of Citizens and its Subsidiaries (including Loans held for resale to investors, and any participation Loans, only to the extent Citizens has Knowledge of such participation Loans) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, by Citizens in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Citizens and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (iv) None of the agreements pursuant to which Citizens or any of its Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase the Loans or interests therein solely on account of a payment default by the obligor on the Loan (other than first payment defaults and other than mortgage Loans sold to government sponsored entities). (v) There are no outstanding Loans made by Citizens or any of the Citizens Subsidiaries to any “executive officer” or other “insider” (as each term is defined in Regulation O promulgated by the FRB) of Citizens or the Citizens Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom, which are listed in Section 5.01(t) of the Citizens Disclosure Schedule. (vi) Neither Citizens nor any of the Citizens Subsidiaries is (A) now nor has it ever been since January 1, 2018, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority or Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans, and (B) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any Person. (vii) Without limitation of the foregoing, Citizens and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable provision of, or any applicable regulation, policy and/or

EXECUTION VERSION 38 guideline of any Governmental Authority promulgated under or relating to, the CARES Act. Section 5.01(t) of the Citizens Disclosure Schedule lists (A) each Loan of Citizens or any Citizens Subsidiary as of the date of this Agreement that was made in connection with the Paycheck Protection Program established under the CARES Act, and (B) each Loan of Citizens and the Citizens Subsidiaries that is subject to payment deferral or otherwise has undergone troubled debt restructuring under the CARES Act as of the date of this Agreement (including all outstanding amounts and the expiration date for any deferral or other modification) (each Loan referred to in (C) a “CARES Act Modified Loan”). For purposes of this Agreement, “CARES Act” means, collectively, the Coronavirus Aid, Relief, and Economic Security Act, as amended, any extension thereof, and any other economic stimulus or other laws, rules, and regulations related to the Pandemic. (u) Repurchase Agreements. With respect to all agreements pursuant to which Citizens or its Subsidiaries has purchased securities subject to an agreement to resell, if any, Citizens or any of its Subsidiaries, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. (v) Investment Securities Portfolio. All investment securities held by Citizens or its Subsidiaries, as reflected in the Citizens Financial Statements are carried in accordance with GAAP consistent with the applicable guidelines issued by the Regulatory Authorities. Citizens or any of its Subsidiaries, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the Citizens Financial Statements and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Citizens or its Subsidiaries. (w) Deposit Insurance. All of the deposits held by Citizens or any Citizens Subsidiary (including the records and documentation pertaining to the held deposits) have been established and are held in compliance in all material respects with (i) all applicable policies, practices and procedures of Citizens or the Citizens Subsidiary, as applicable and (ii) all applicable laws. The deposit accounts of Citizens Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of the insurance are pending or, to Citizens’ Knowledge, threatened. (x) Information Security. Except as set forth in Section 5.01(x) of the Citizens Disclosure Schedule, to Citizens’ Knowledge, no third party has gained unauthorized access to any information systems or networks controlled by or material to the operation of the business of Citizens and the Citizens Subsidiaries (including without limitation any information system or networks owned or controlled by any third party (a “Third Party System”)), and, to Citizens’ Knowledge, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks or any Third Party System material to the operation of the business of Citizens and the Citizens Subsidiaries, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Citizens. Citizens maintains an information privacy and security program that maintains reasonable measures

EXECUTION VERSION 39 designed to protect the privacy, confidentiality and security of all data or information collected or stored by Citizens that constitutes personal data or personal information under applicable law against any (i) loss or misuse of the data, (ii) unauthorized or unlawful operations performed upon the data, or (iii) other act or omission that compromises the security or confidentiality of the data. (y) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Citizens is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause Citizens or any of its Subsidiaries to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach- Bliley Act. Citizens is not aware of any facts or circumstances that would cause Citizens to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Citizens or any of its Subsidiaries to undertake any material remedial action. The Citizens Board (or, where appropriate, the governing bodies of its Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and Citizens (or its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder. (z) CRA Compliance. Neither Citizens nor any of its Subsidiaries has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and Citizens Commerce Bank has received a CRA rating of “satisfactory” or better as a result of its most recent CRA examination. Neither Citizens nor any of its Subsidiaries has Knowledge of any fact or circumstance or set of facts or circumstances which could cause Citizens or any of its Subsidiaries to receive notice of non- compliance with such provisions or cause the CRA rating of any Citizens Subsidiary to fall below “satisfactory.” (aa) Related Party Transactions. Neither Citizens nor any of its Subsidiaries has entered into any transactions with any Affiliate of Citizens or its Subsidiaries or any Affiliate of any director or executive officer of Citizens or its Subsidiaries (collectively, the “Related Parties”) except banking transaction in the ordinary course of Citizens Bank’s business. None of the Related Parties presently (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of Citizens or any of its Affiliates, (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Citizens or any of its Subsidiaries uses or the use of which is necessary for conduct of their business, (iii) has brought any action against Citizens or its Subsidiaries, or (iv) on behalf of Citizens or any of its Subsidiaries, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any executive officer or director of Citizens or its

EXECUTION VERSION 40 Subsidiaries, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies and excepting banking transactions in the ordinary course of Citizens Bank’s banking business). Section 5.01(aa) of the Citizens Disclosure Schedule contains a complete list of all contracts between Citizens, its Subsidiaries and any Related Party (collectively, the “Related Party Agreements”) entered into on or prior to the date of this Agreement or contemplated under this Agreement to be entered into before the Effective Date (other than those contracts entered into after the date of this Agreement for which City has given its prior written consent and contracts entered into in the ordinary course of Citizens Bank’s banking business). Citizens Commerce Bank is not party to any transaction with any Related Party on other than arm’s-length terms. (bb) Prohibited Payments. None of Citizens, or the Citizens Subsidiaries, or to the Knowledge of Citizens, any director, officer, employee, agent or other Person acting on behalf of Citizens or any of the Citizens Subsidiaries has, directly or indirectly, (i) used any funds of Citizens or any of the Citizens Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Citizens or any of the Citizens Subsidiaries, (iii) violated the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Citizens or any of the Citizens Subsidiaries, (v) made any fraudulent entry on the books or records of Citizens or any of the Citizens Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business for Citizens or any of the Citizens Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Citizens or any of the Citizens Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (cc) Fairness Opinion. The Citizens Board has received the written opinion of Hovde Group, LLC to the effect that, as of the date hereof, the Merger Consideration to be received by the Citizens shareholders in the Parent Merger is fair to the holders of Citizens Common Stock from a financial point of view. (dd) Absence of Undisclosed Liabilities. Neither Citizens nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on Citizens on a consolidated basis, except as disclosed in the Citizens Financial Statements or as set forth in Section 5.01(dd) of the Citizens Disclosure Schedule. (ee) Material Adverse Effect. Citizens has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2021, that has had or could reasonably be expected to have a Material Adverse Effect on Citizens. (ff) Tax Treatment of Merger. As of the date of this Agreement, Citizens is not aware of any fact or state of affairs relating to Citizens that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code

EXECUTION VERSION 41 (gg) Citizens Information. The information provided in writing by Citizens relating to Citizens and its Subsidiaries that is to be contained in the Registration Statement, the Joint Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by Citizens, and no statement by Citizens in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to City. (hh) No Further Representations. Except for the representations and warranties set forth in this Section 5.01, Citizens does not make, and shall not be deemed to make, any representation or warranty to City, express or implied, with repect to the transactions contemplated by this Agreement, and Citizens hereby disclaims any such representation or warranty not set forth in this Section 5.01. 5.02 Representations and Warranties of City. Except (a) as disclosed in the disclosure schedule delivered by City to Citizens concurrently herewith to the extent applicable (the “City Disclosure Schedule”); provided that (i) the mere inclusion of an item in the City Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by City that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Article V shall be deemed to qualify any other section of Article V specifically referenced or cross-referenced, City hereby represents and warrants to Citizens as follows: (a) Organization, Standing and Authority. (i) City is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and is a financial holding company duly registered with the FRB under the BHCA. City has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. City is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. True and complete copies of the City Articles and City Bylaws, as in effect as of the date of this Agreement, have previously been made available by City to Citizens. (ii) Except, in the case of clauses (B) and (C) only with respect to Subsidiaries other than City National Bank, as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on City, each Subsidiary of City (A) is duly organized and validly existing under the laws of its jurisdiction of

EXECUTION VERSION 42 organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of City to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of City National Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of City, threatened. (b) Capital Structure of City. As of date hereof, the authorized capital stock of City consists of 50,000,000 City Common Shares, of which 14,855,734 shares are outstanding and 500,000 shares of preferred stock, par value of $25.00 per share. No shares of preferred stock of City are issued and outstanding. The outstanding City Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of date hereof, 4,191,814 City Common Shares were held in treasury by City. As of the date hereof, no City Common Shares or shares of preferred stock of City were reserved for issuance and there are no outstanding Rights with respect thereto except for the 325,750 City Common Shares reserved under the City Holding Company 2013 Incentive Plan. All of the outstanding shares of capital stock or any other equity security of each Subsidiary are beneficially and of record owned by City, and no Subsidiary of City has outstanding or is bound by any Rights with respect to it shares of capital stock or any other equity security of such Subsidiary. (c) Ownership of Citizens Common Stock. As of the date of this Agreement, City and its Subsidiaries do not beneficially own any of the outstanding Citizens Common Stock. (d) Authority. (i) City has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Merger have been duly and validly approved by the Board of Directors of City. The Board of Directors City has determined that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of City and its shareholders and has adopted a resolution to the foregoing effect. Except for the adoption and approval of the Subsidiary Merger Agreement by City, as City National Bank sole shareholder, no other corporate proceedings on the part of City are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by City and (assuming due authorization, execution and delivery by Citizens) constitutes a valid and binding obligation of City, enforceable against City in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy,

EXECUTION VERSION 43 insolvency, moratorium, reorganization). The City Common Shares to be issued in the Merger have been validly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and no current or past shareholder of City will have any preemptive right or similar rights in respect thereof. (ii) Neither the execution and delivery of this Agreement by City nor the consummation by City of the transactions contemplated hereby, including the Parent Merger and the Subsidiary Merger, nor compliance by City with any of the terms or provisions hereof, will (A) violate any provision of the City Articles or City Regulations or (B) assuming that the consents and approvals referred to in Section 5.02(e) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to City or any City Subsidiaries or any of their respective properties or assets or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of City or any City Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which City or any City Subsidiary is a party, or by which they or any of their respective properties or assets may be bound except in the case of clause (2) above for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, or Liens which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on City. (e) Consents and Regulatory Approvals. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by City or any of its Subsidiaries in connection with the execution, delivery or performance by City of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing the Registration Statement, (C) Requisite Citizens Vote, (D) the filing of the articles of merger with the KSS pursuant to the KBCA and WSS pursuant to the WVBC, and filing the Subsidiary Merger Certificate, (E) any approvals and notices required with respect to the City Common Shares to be issued as part of the Merger Consideration under the rules of NASDAQ and (f) the receipt of the approvals set forth in Section 7.01(b). (ii) As of the date hereof, City is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (iii) As of the date hereof, there is no dispute or other proceeding pending between City or City National Bank or any of their Subsidiaries and any community groups

EXECUTION VERSION 44 relating to City or City National Bank, and, to the Knowledge of City, no such dispute or other proceeding has been threatened, in each case, that could reasonably be expected to materially delay the receipt of, or impair the ability to obtain, any regulatory approval required to be obtained by City to consummate the transactions contemplated by this Agreement. (f) SEC Reports. (i) City has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and City has paid all fees and assessments due and payable in connection therewith. (ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by City pursuant to the Securities Act or the Exchange Act (the “City SEC Reports”) is publicly available. No such SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all City SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of City has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the City SEC Reports (g) Financial Statements. (i) The financial statements of City and its Subsidiaries included (or incorporated by reference) in City SEC filings (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of City and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of City and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

EXECUTION VERSION 45 (ii) The books and records of City and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Crowe LLP has not resigned (or informed City that it intends to resign) or been dismissed as independent public accountants of City as a result of or in connection with any disagreements with City on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (iii) Neither City nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of City included in its Annual Report on Form 10-K for the year ended December 31, 2021 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since December 31, 2021, (C) liabilities and obligations in connection with this Agreement and the transactions contemplated hereby, or (D) liabilities and obligations that either, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on City. (h) Regulatory Matters. Neither City nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to a Regulatory Order from any Regulatory Authority. There is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any written report or statement relating to any examination of City or any of its Subsidiaries which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on City or subject City or City National Bank to a Regulatory Order. City has received a CRA rating of “satisfactory” or better as a result of its most recent CRA examination. (i) Litigation. Except as has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on City, no litigation, claim or other proceeding before any court or Governmental Authority is pending against City or City National Bank, and, to City’s Knowledge, no such litigation, claim or other proceeding has been threatened, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against City or any of its Subsidiaries. (j) Compliance with Laws. City and each of its Subsidiaries (i) are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and (ii) have all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable law, except, for Subsidiaries other than City National Bank, where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on City and, to the City’s Knowledge, no suspension or cancellation of any such necessary license, franchise, permit or authorization has been threatened in writing, and (iii) has not received any notification or communication from any Governmental Authority (A) asserting that City or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, or (B) threatening to

EXECUTION VERSION 46 revoke any license, franchise, permit, or governmental authorization (nor do any grounds for any of the foregoing exist). City and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of, any applicable law relating to City or any of its Subsidiaries. (k) Information Security. To City’s Knowledge, no third party has gained unauthorized access to any information systems or networks controlled by or material to the operation of the business of City and its Subsidiaries, and, to Citizens’ Knowledge, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks or any Third Party System material to the operation of the business of City and its Subsidiaries, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on City. City maintains an information privacy and security program that maintains reasonable measures designed to protect the privacy, confidentiality and security of all data or information collected or stored by City that constitutes personal data or personal information under applicable law against any (i) loss or misuse of the data, (ii) unauthorized or unlawful operations performed upon the data, or (iii) other unlawful act or omission that compromises the security or confidentiality of the data. (l) Brokerage and Finder’s Fees. Except for Piper Sandler & Co., City has not engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby. (m) Material Adverse Effect. City and its Subsidiaries have not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2021, that has had or could reasonably be expected to have a Material Adverse Effect on City. (n) Tax Treatment of Merger. As of the date of this Agreement, City is not aware of any fact or state of affairs relating to City that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code. (o) City Information. The information provided in writing by City relating to City and its Subsidiaries that is to be contained or incorporated by reference in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a- 12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by City, and no statement by City in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Citizens.

EXECUTION VERSION 47 (p) No Further Representations. Except for the representations and warranties set forth in this Section 5.02, City does not make, and shall not be deemed to make, any representation or warranty to Citizens, express or implied, with respect to the transactions contemplated by this Agreement, and City hereby disclaims any such representation or warranty not set forth in this Section 5.02. ARTICLE VI Covenants 6.01 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Citizens and City shall use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. 6.02 Shareholder Approvals. (a) Citizens shall take all action necessary in accordance with applicable law and its organizational documents as promptly as practicable after the Registration Statement is declared effective, to duly call, give notice of, convene and hold a meeting of its shareholders (the Citizens Meeting) and, except as otherwise provided herein, use its commercially reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite Citizens Vote. Citizens shall keep City informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement/Prospectus to the shareholders of Citizens. Each member of the Citizens Board shall have executed and delivered to City a Support Agreement concurrently with the execution of this Agreement. (b) Except in the case of an Acceptance of Superior Proposal permitted by Section 6.06, Citizens shall, solicit, and use its reasonable best efforts to obtain, the Requisite Citizens Vote at the Citizens Meeting. Subject to Section 6.06(d), Citizens shall (i) through the Citizens Board, recommend to its shareholders adoption of this Agreement at the Citizens Meeting (the “Citizens Recommendation”), and (ii) include such recommendation in the Proxy Statement/Prospectus. Citizens hereby acknowledges its obligation to submit this Agreement to its shareholders at the Citizens Meeting as provided in this Section 6.02. If requested by City, Citizens will engage a proxy solicitor, reasonably acceptable to City and at City’s expense, to assist in the solicitation of proxies from shareholders relating to the Requisite Citizens Vote. 6.03 Registration Statement; Proxy Statement/Prospectus. (a) Upon the execution and delivery of this Agreement, City and Citizens shall promptly cause the Registration Statement to be prepared and City shall cause the Registration Statement to be filed with the SEC. City and Citizens shall use their commercially reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable

EXECUTION VERSION 48 after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Effective Time, any event relating to Citizens or City is discovered by Citizens or City, as applicable, which should be set forth in an amendment of, or a supplement to, the Registration Statement, the discovering party shall promptly inform the other party with all relevant information relating to such event, whereupon City shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of Citizens and City (if prior to the meeting of the Citizens shareholders pursuant to Section 6.02 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the shareholders entitled to vote at such meeting. City shall also use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Citizens shall furnish all available information concerning Citizens and the holders of Citizens Common Stock as may be reasonably requested in connection with any such action. Citizens shall each provide City with all available information concerning its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement. (b) City and Citizens each agrees to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects to prepare the Proxy Statement/Prospectus for filing with the SEC and, when the Registration Statement is effective, for delivery to the Citizens shareholders. (c) If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and take the necessary steps to correct the Proxy Statement/Prospectus. 6.04 Public Announcements. Neither Citizens nor City shall, and neither Citizens nor City shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of City, in the case of a proposed announcement, statement or disclosure by Citizens, or Citizens, in the case of a proposed announcement, statement or disclosure by City; provided that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable law or by the rules of the SEC. 6.05 Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Citizens shall, and shall cause each of its Subsidiaries to, afford Representatives of City, reasonable access, during normal business hours during the period prior

EXECUTION VERSION 49 to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, Citizens shall, and shall cause its Subsidiaries to, make available to City (i) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws, and (ii) all other information concerning its business, properties and personnel as City may reasonably request, including periodic updates of the information provided in Section 5.01(gg). Citizens shall invite one Representative of City selected by City from time to time to attend, solely as observers, all meetings of the Citizens Board (and committees thereof) and Citizens Commerce Bank board after the date of this Agreement; provided, however, that in no event shall such City Representative be invited to or permitted to attend any executive session of Citizens Board, Citizens Commerce Bank’s board or any meeting at which Citizens reasonably determines that such attendance is inconsistent with the fiduciary obligations or confidentiality requirements of the Citizens Board, Citizens Commerce Bank’s board, as applicable. Upon the reasonable request of Citizens, City shall furnish such reasonable information about it and its business as is relevant to Citizens and its shareholders in connection with the transactions contemplated by this Agreement. Neither Citizens nor City, nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Neither Citizens nor City will, nor shall either party’s Representatives, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.16. (c) In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement. (d) During the period from the date of this Agreement to the Effective Time, as soon as reasonably practicable after they become available, but in no event more than 30 days after the end of each calendar month ending after the date hereof, Citizens will furnish to City (i) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of Citizens or any of its Subsidiaries (to the extent available) as of and for such month then ended, (ii) internal management reports showing actual financial performance against plan and previous period, and (iii) to the extent permitted by applicable law, any reports provided to the Citizens Board or any committee thereof relating to the financial performance and risk management of Citizens or any of its Subsidiaries.

EXECUTION VERSION 50 6.06 Acquisition Proposal. (a) From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, except as otherwise provided in Section 6.06(b), Citizens shall not, and shall cause any of its Subsidiaries and the officers, directors, employees, advisors and other agents of Citizens and its Subsidiaries not to, directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of providing information) or induce any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or Group any confidential or nonpublic information with respect to or in connection with, an Acquisition Proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto, (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction or Acquisition Proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, Citizens to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) propose or agree to do any of the foregoing. (b) Notwithstanding anything to the contrary in Section 6.06(a), if Citizens or any of its Representatives receives an unsolicited bona fide Acquisition Proposal that did not result from or arise in connection with a breach of Section 6.06(a), Citizens and its Representatives may take any action described in Section 6.06(a)(ii), if, and only if, the Citizens Board determines in good faith, after consultation with Citizens’ outside legal and financial advisors, that (i) such Acquisition Proposal constitutes or is reasonably capable of becoming a Superior Proposal, (ii) the failure of the Citizens Board to take such action would cause the Citizens Board to violate its fiduciary duties to the shareholders of Citizens under applicable Law; provided, that Citizens receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing party than the confidentiality terms of this Agreement. (c) As promptly as practicable (but in no event more than 48 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, Citizens shall (i) advise City in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, (ii) shall promptly provide to City a written summary of the material terms of such Acquisition Proposal, request or inquiry including the identity of the Person or Group making the Acquisition Proposal, and (iii) shall keep City promptly apprised of the status of any related developments, discussions and negotiations (including providing City with a copy of all material documentation and correspondence relating thereto) on a current basis. Citizens agrees that it shall simultaneously provide to City any information concerning Citizens that may be provided (pursuant to Section 6.06(b)) to any other Person or Group in connection with any Acquisition Proposal which has not previously been provided to City. (d) Notwithstanding anything herein to the contrary, at any time prior to the Citizens Meeting, Citizens may accept or approve a Superior Proposal thereby withdrawing its recommendation of the Agreement (“Acceptance of Superior Proposal”), if and only if (x) from

EXECUTION VERSION 51 and after the date hereof, Citizens has complied with Sections 6.02 and 6.06, and (y) the Citizens Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that the Citizens Board may not effect a Acceptance of Superior Proposal unless: (i) Citizens shall have received an unsolicited bona fide written Acquisition Proposal and the Citizens Board shall have concluded in good faith (after consultation with Citizens’ financial advisors and outside legal counsel) that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to or proposed by City; (ii) Citizens shall have provided prior written notice to City at least five business days in advance (the “Notice Period”) of taking such action, which notice shall advise City that the Citizens Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including the identity of the Person or Group making the Superior Proposal); (iii) during the Notice Period, Citizens shall, and shall cause its financial advisors and outside counsel to, negotiate with City in good faith (to the extent City desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (iv) the Citizens Board shall have concluded in good faith (after consultation with Citizens’ financial advisors and outside legal counsel) that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by City, if any, that such Acquisition Proposal continues to constitute a Superior Proposal. If during the Notice Period any revisions are made to the Superior Proposal, Citizens shall deliver a new written notice to City giving rise to a new five business day Notice Period and shall again comply with the requirements of this Section 6.06(d) with respect to such new written notice. (e) As used in this Agreement: (i) “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the Citizens Board determines in good faith, after consultation with Citizens’ outside legal counsel and independent financial advisors, and taking into account all the legal, financial, regulatory and other aspects of such Acquisition Proposal, including as to certainty and timing of consummation, would, if consummated, result in a transaction that is more favorable to the holders of Citizens Common Stock from a financial point of view than the terms of this Agreement (in each case, taking into account any revisions to this Agreement made or proposed by City); provided that for purposes of the definition of “Superior Proposal,” the references to “20% or more” in the definition of Acquisition Proposal or Acquisition Transaction shall be deemed to be references to “50% or more.” (ii) “Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to Citizens or

EXECUTION VERSION 52 publicly announced to Citizens’ shareholders) by any Person or Group (in each case other than City or any of its Affiliates) relating to an Acquisition Transaction involving Citizens or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the purchase assets of which constitute 20% or more of the consolidated assets of Citizens as reflected on Citizens’ consolidated statement of condition prepared in accordance with GAAP. (iii) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (A) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction, but excluding an acquisition by inheritance upon the death of a shareholder) or purchase from Citizens by any Person or Group, other than City or any of its Affiliates, of 20% or more in interest of the total outstanding voting securities of Citizens or any of its Subsidiaries (measured by voting power), or any tender offer or exchange offer that if consummated would result in any Person or Group, other than City or any of its Affiliates, beneficially owning 20% or more in interest of the total outstanding voting securities of Citizens or any of its Subsidiaries (measured by voting power), or any merger, consolidation, share exchange, business combination or similar transaction involving Citizens pursuant to which the shareholders of Citizens immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction (or, if applicable, the ultimate parent thereof) (measured by voting power), (B) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 20% or more of the consolidated assets, business, revenues, net income, assets or deposits of Citizens, or (C) any liquidation or dissolution of Citizens or any of its Subsidiaries. (f) Nothing contained in this Section 6.06 shall prohibit Citizens or any of the Citizens Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement. 6.07 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Support Agreements to be subject to requirements imposed by the Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Support Agreements and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, the Takeover Law, as now or hereafter in effect. 6.08 Certain Policies. Before the Effective Time, Citizens shall, upon the reasonable request of City, (i) modify and change its loan, investment portfolio, asset liability management and real estate valuation policies and practices (including, but not limited to, loan classifications and levels of reserves) so that such policies and practices may be applied on a basis that is consistent with those of City, and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any Tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that Citizens shall

EXECUTION VERSION 53 not be obligated to take any such action pursuant to this Section 6.08 unless and until City acknowledges that all conditions to its obligation to consummate the Merger have been satisfied (including, but not limited to, the receipt of the regulatory approvals required by Section 7.01(b) and the effectiveness of the Registration Statement) and certifies to Citizens that City’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that City is otherwise in material compliance with this Agreement; provided further, however, that Citizens shall not be obligated to take any such action pursuant to this Section 6.08 if such action would be clearly inconsistent with GAAP or applicable law. Citizens’ representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose, and the condition set forth in Section 7.03(i) shall not be considered to be unsatisfied, as a consequence of any modifications or changes undertaken solely on account of this Section 6.08. 6.09 Regulatory Applications. (a) City and Citizens and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to allow City to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. In exercising the rights under this Section 6.09, each of the parties hereto agrees to act reasonably and as promptly as practicable. City agrees that it will consult with Citizens with respect to the obtaining of all material consents, approvals and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep Citizens apprised of the status of and any material matters relating to obtainment of such consents, approvals and/or authorizations from the Regulatory Authorities. Citizens shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement. Notwithstanding the forgoing sentence, Citizens shall not have any right to review and/or inspect any competitively sensitive business or other proprietary information submitted by City to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by City in relation to such consents, approvals and/or authorizations from the Regulatory Authorities. (b) Citizens agrees, upon request, to furnish City with all available information concerning itself, Citizens Commerce Bank and their directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of City or any of its Subsidiaries to any Regulatory Authority. 6.10 Employment Matters; Employee Benefits. (a) It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give Citizens or any of its Subsidiaries’ employees any rights other than as employees at will under applicable law, and Citizens’ and its Subsidiaries’ employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of Citizens or any of its Subsidiaries who become employees of City as

EXECUTION VERSION 54 a result of the Merger shall participate in the employee benefit plans sponsored by City for City’s employees (with credit for their years of service with Citizens or its Subsidiaries for participation and vesting purposes under City’s applicable plans, to the extent such plans permit), including credit for years of service and for seniority under vacation and sick pay plans and programs, but subject to the eligibility and other terms of such plans. In addition, City agrees to waive all restrictions and limitations for pre-existing conditions under City’s group health plan and applicable insurance policy. (b) Subject to any applicable regulatory restrictions, City shall pay to each employee of Citizens or its Subsidiaries who (i) is not subject to an existing contract providing for retention, severance and/or a change in control payment, (ii) is an employee of Citizens or any of its Subsidiaries immediately before the Effective Time, (iii) is not offered continued employment by City or any of its Subsidiaries after the Effective Time in Versailles, Frankfort or Lexington, Kentucky or remotely, with pay and responsibilities comparable those the employee had prior to the Effective Time, or is terminated without cause within 12 months immediately following the Effective Time, and (iv) who sign and deliver City’s standard form of termination and release agreement, a severance amount equal to one week of pay, at their base rate of pay in effect at the time of termination, multiplied by the number of whole years of service of such employee with Citizens or any of its Subsidiaries, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal ten weeks of base pay, and the maximum severance payment shall not exceed 26 weeks of base pay. Such severance pay shall be paid in a lump sum within 14 days following the employee’s termination, provided that such employee has not been terminated for cause. For any employee of Citizens or its Subsidiaries participating in Citizens’ group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage at the full premium rate for the entire COBRA period; City will pay the cost of COBRA coverage for such employees for a period equal to the number of weeks such employee is entitled to severance. (c) Prior to the Effective Date, but after the receipt of the last to be obtained of either the Requisite Citizens Vote and the regulatory approvals required by Section 7.01(b) of this Agreement, the Citizens Board shall adopt a resolution approving the termination of its and/or the applicable Subsidiaries’ 401(k) Plan(s) (the “Citizens 401(k) Plan”) effective as of a date immediately preceding the Effective Date. In addition, the Citizens Board shall approve the adoption of any amendments to the Citizens 401(k) Plan sufficient to terminate the Citizens 401(k) Plan immediately preceding the Effective Date. Following the Effective Date, City, as the successor in interest to Citizens, shall begin the process of requesting from the IRS a determination that the termination of the Citizens 401(k) Plan is in compliance with Section 401(a) of the Code (the “Determination Letter”) and distributing benefits under the Citizens 401(k) Plan to plan participants. City agrees to take all commercially reasonable steps necessary or appropriate to accept roll-overs of benefits from the Citizens 401(k) Plan to the City 401(k) plan for employees of Citizens and its Subsidiaries who continue as employees of City and its Subsidiaries after the Effective Time, subject to the provisions of the City 401(k) Plan. (d) As soon as practicable after the date of this Agreement, Citizens will request that the ESOP Trustee take all necessary action required by the Citizens ESOP plan documents and applicable law in order to conduct a pass-through vote of the Citizens ESOP participants to direct the ESOP Trustee to vote the shares of Citizens Common Stock owned by the Citizens ESOP and allocated to the plan accounts of Citizens ESOP participants either in favor of or against the

EXECUTION VERSION 55 Parent Merger (the “ESOP Vote”). Citizens will further request the ESOP Trustee provide to City for review and comment, reasonably in advance of the ESOP Vote, but in any event within 10 business days of the initial filing of the Registration Statement, all materials (including the information statement and any similar disclosure materials, frequently asked questions, and meeting slides or handouts, as applicable) proposed to be disclosed to the Citizens ESOP participants in connection with the ESOP Vote. (e) Prior to the Effective Date, the Citizens Board shall adopt a resolution approving the termination of the Citizens ESOP effective as of a date immediately preceding the Effective Date. In addition, the Citizens Board shall approve the adoption of any amendments to the Citizens ESOP sufficient to terminate the Citizens ESOP immediately preceding the Effective Date and to otherwise give effect to the provisions of this Section. The accounts of all participants in the Citizens ESOP as of the Effective Time shall become fully vested upon termination of the ESOP. At the Effective Time, any remaining shares of Citizens Common Stock held in the Citizens ESOP shall be converted into the right to receive, without interest, the Merger Consideration. Within sixty (60) days following the Effective Date, City and the ESOP Trustee shall arrange to request from the IRS a determination that the termination of the Citizens ESOP is in compliance with Sections (401(a) and 409 of the Code (the “ESOP Determination Letter”). City and the ESOP Trustee shall arrange to make distributions of the Merger Consideration credited to the ESOP participants as soon as administratively practicable after receipt by City of the ESOP Determination Letter. (f) On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) to be provided or communicated by Citizens with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior prompt review and comment of City, and Citizens shall consider in good faith revising such notice or communication to reflect any comments or advice that City timely provides. (g) Nothing in this Agreement shall confer upon any employee, director or consultant of Citizens or any of the Citizens Subsidiaries or affiliates any right to continue in the employ or service of City, or any City Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of Citizens, City or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, director or consultant of Citizens or any of the Citizens Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause (subject to the provisions of Article IV of this Agreement). Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including, without limitation, any current or former employee, director or consultant of Citizens or any of the Citizens Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 6.11 Notification of Certain Matters; Disclosure Supplements. (a) City and Citizens (for purposes of this Section 6.11, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party

EXECUTION VERSION 56 believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition set forth in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.11 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied. (b) City and Citizens shall each promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the City Disclosure Schedule and the Citizens Disclosure Schedule (as applicable) with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the City Disclosure Schedule or the Citizens Disclosure Schedule (as applicable) or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of City or Citizens (as applicable) contained herein materially incorrect, untrue or misleading. No supplement, amendment or update to the City Disclosure Schedule or Citizens Disclosure Schedule (as applicable) shall (i) cure any breach of a representation or warranty existing as of the date of this Agreement or any breach of a covenant in this Agreement after the execution of this Agreement; or (ii) affect a party’s rights with respect to termination under Article VIII of this Agreement. 6.12 Data Conversion. From and after the date hereof, the parties shall use their commercially reasonable efforts to facilitate the integration of Citizens with the business of City following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic information technology system (the “Data Conversion”) to those used by City. The parties agree to use all commercially reasonable efforts to promptly commence preparations for implementation of the Data Conversion, with the goal of effecting the Data Conversion on or about March 10, 2023. The parties agree to cooperate in preparing for the Data Conversion, including by providing reasonable access to data, information systems, and personnel having expertise with their and their respective Subsidiaries’ information and data systems. 6.13 Consents. Citizens shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement. 6.14 Insurance Coverage. Citizens shall use commercially reasonable efforts to cause the policies of insurance listed in the Citizens Disclosure Schedule to remain in effect until the Effective Time. 6.15 Dividends. In the calendar quarter in which the Closing occurs, Citizens shall coordinate with City regarding the declaration of any dividend in respect of Citizens Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Citizens Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Citizens Common Stock and any shares of City Common Share any such holder receives in exchange therefor in the Merger.

EXECUTION VERSION 57 6.16 Confidentiality. Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Citizens and City pursuant to the terms of this Agreement shall be kept in strictest confidence and not used for any purpose other than a mutually acceptable transaction contemplated hereby; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the shareholders of Citizens, this Section 6.16 shall not apply to Information included in the Proxy Statement/Prospectus. Citizens and City agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Citizens and City agree to hold the Information in strictest confidence and shall not use such Information for any purpose other than a mutually acceptable transaction contemplated hereby, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Citizens or City to fulfill its obligations hereunder, (ii) is demonstrated as already known to the party receiving the Information on a nonconfidential basis prior to the disclosure, or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information; provided nothing herein shall prohibit a party from making any disclosure required by law. In the event the transactions contemplated by this Agreement are not consummated, Citizens and City agree to return all copies of the Information (including all copies, summaries, memorandum thereof) provided to the other promptly and destroy all electronic copies of such Information. 6.17 Regulatory Matters. City, Citizens and each of their Subsidiaries shall cooperate and each of them agrees to use its commercially reasonable efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by Citizens or any Subsidiary with, or a commitment letter, board resolution or similar submission by Citizens or any Subsidiary to, or supervisory letter from any Regulatory Authority to Citizens or Subsidiary, to the satisfaction of such Regulatory Authority. 6.18 Indemnification. (a) For a period of six (6) years after the Effective Time, City and City National Bank shall indemnify each Person who served as a director, officer or employee of Citizens or its Subsidiaries on or after the date of this Agreement and before the Effective Time, to the fullest extent provided by the Citizens Articles and the Citizens Bylaws and the articles of incorporations or bylaws of the Citizens Subsidiaries, from and against expenses, including attorneys’ fees, judgments, fines, liabilities and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation by reason of the fact that such Person was a director, officer or employee of Citizens or its Subsidiaries or was serving at the request of Citizens or any of its Subsidiaries as a director or officer of another Person; provided, however, that any such indemnification shall not be prohibited by applicable state and federal laws. The obligation to indemnify hereunder shall include the obligation to advance expenses as set forth in Citizens Articles and Citizens Bylaws and the organization documents of the Citizens Subsidiaries as in effect on the date of this Agreement (provided that the person to whom expenses are advanced provides an undertaking to repay advances if it shall be determined that such person is not entitled to be indemnified pursuant to this Section 6.18).

EXECUTION VERSION 58 (b) Before the Effective Date, Citizens shall procure, at the expense of City, a policy of officers’ and directors’ and company liability insurance for Citizens and its Subsidiaries with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time (“Tail Policy”) to be effective for a period of three years following the Effective Time, on terms no less advantageous than those contained in Citizens’ existing directors’ and officers’ and company’s liability insurance policy; provided, however, that the premium on the Tail Policy shall not exceed 120% of Citizens’ current premium levels (the “Premium Cap”); provided further, however, that if the Premium Cap is insufficient in amount for Citizens to obtain the Tail Policy upon the terms set forth in this Section 6.18(b), Citizens shall obtain the Tail Policy for such shorter period of time as can be obtained by paying the Premium Cap. (c) The provisions of the Section 6.18 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and his or her heirs and representatives. If City, or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all its assets or deposits to any other entity or engages in any similar transaction, then in each case, proper provision shall be made so the successors and assigns of City assume the obligations set forth in this Section 6.18. 6.19 Environmental Assessments. Citizens hereby agrees to permit City to engage, at the expense of City, a qualified consultant, mutually agreeable to Citizens and City, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM E1527-05 “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Practice (“Phase I”) of each parcel of real estate owned by Citizens or any Subsidiary, including real estate acquired by Citizens Commerce Bank upon foreclosure. City agrees to indemnify and hold Citizens harmless from any damage that may result from the conduct of such assessments. 6.20 Litigation and Claims. Each of City and Citizens shall, to the extent permitted under applicable law and regulation, promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of City or Citizens, as applicable, threatened against City, Citizens or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Subsidiary Merger Agreements or the other agreements contemplated hereby or thereby or any actions taken or to be taken by against City, Citizens or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Citizens shall give City the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against Citizens and/or its directors or Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Citizens’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). 6.21 NASDAQ Listing. City shall cause the City Common Shares to be issued in the Merger to be approved for listing on the NASDAQ – Global Select Market® as of the Effective Time.

EXECUTION VERSION 59 6.22 Absence of Control. It is the intent of the parties to this Agreement that City, by reason of this Agreement, shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, Citizens or any of its Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Citizens or any of its Subsidiaries. Prior to the Effective Time, Citizens shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. ARTICLE VII Conditions to Consummation of the Merger; Closing 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of City and Citizens to consummate the Merger is subject to the fulfillment or written waiver by City and Citizens prior to the Effective Time of each of the following conditions: (a) Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of Citizens. (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the City Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on City and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the City Board reasonably determines would either before or after the Effective Time be unduly burdensome. For purposes of this Section 7.01(b), in the event any regulatory approval does not result in the termination of all outstanding Regulatory Orders applicable to Citizens and/or its Subsidiaries, if any, prior to or at the Effective Time, such outstanding Regulatory Order, if any, shall be deemed to have a Material Adverse Effect on City and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger. (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement. (d) Listing of City Common Shares. The City Common Shares to be issued in the Merger shall have been authorized for listing on the NASDAQ – Global Select Market®. (e) Effectiveness of Registration Statement and Proxy Statement/Prospectus. The Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and shall not be subject to any stop order or any threatened stop order by the SEC. 7.02 Conditions to Obligation of Citizens . The obligation of Citizens to consummate the Merger is also subject to the fulfillment or written waiver by Citizens prior to the Effective Time of each of the following conditions:

EXECUTION VERSION 60 (a) Representations and Warranties. The representations and warranties of City set forth in this Agreement shall be true and correct, subject to Section 5.02, in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Citizens shall have received a certificate, dated the Effective Date, signed on behalf of City, by the chief executive officer of City to such effect. (b) Performance of Obligations of City. City shall have performed in all material respects all obligations required to be performed by City under this Agreement at or prior to the Effective Time, and Citizens shall have received a certificate, dated the Effective Date, signed on behalf of City by the Chief Executive Officer of City to such effect. (c) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on City. (d) Tax Opinion. Citizens shall have received an opinion of Wyatt, Tarrant & Combs, LLP, legal counsel to Citizens, dated as of the Closing Date and in form and substance reasonably satisfactory to Citizens, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon representations contained in certificates of officers of Citizens and City, reasonably satisfactory in form and substance to such counsel. 7.03 Conditions to Obligation of City . The obligation of City to consummate the Merger is also subject to the fulfillment or written waiver by City prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Citizens set forth in this Agreement shall be true and correct, subject to Section 5.01, in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and City shall have received a certificate, dated the Effective Date, signed on behalf of Citizens, by the president of Citizens to such effect. (b) Performance of Obligations of Citizens. Citizens shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and City shall have received a certificate, dated the Effective Date, signed on behalf of Citizens by the president of Citizens to such effect. (c) Consents. Citizens shall have obtained the consent or approval of each Person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any Loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in City’s

EXECUTION VERSION 61 reasonable estimate have a Material Adverse Effect, after the Effective Time, on City, as the Surviving Corporation. (d) FIRPTA Certification. City shall have received a statement executed on behalf of Citizens, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (in a form reasonably acceptable to City certifying that the Citizens Common Stock do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder. (e) Dissenting Shares. The holders of not more than 5% of the outstanding Citizens Common Stock shall have perfected their dissenters’ rights in accordance with the KBCA. (f) Real Estate. There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned and used as offices by Citizens or any of its Subsidiaries. Either (i) the results of each Phase I as reported shall be satisfactory to City, or (ii) any violation or potential violation of the representations and warranties contained in Section 5.01(n) of this Agreement disclosed in a Phase I report shall have been remedied by Citizens or any of its Subsidiaries to the reasonable satisfaction of City. (g) Tail Policy. Citizens shall have procured the Tail Policy in accordance with the terms and subject to the conditions of Section 6.18(b). (h) Estoppel Certificates. Citizens shall have delivered to City an estoppel certificate, in such form as is acceptable to City, for each lease agreement set forth in Section 5.01(s) of the Citizens Disclosure Schedule from the applicable counterparty. (i) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on Citizens. ARTICLE VIII Termination 8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned: (a) At any time prior to the Effective Time, by the mutual written consent of City and Citizens, if the board of directors of each so determines by vote of a majority of the members of its entire board. (b) At any time prior to the Effective Time, by City or Citizens upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of the entire board, in the event of either (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of

EXECUTION VERSION 62 any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, in the reasonable opinion of the non-breaching party, to result in a Material Adverse Effect. (c) At any time prior to the Effective Time, by City or Citizens upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Parent Merger is not consummated by March 31, 2023 (or such later date as to which the Parties may mutually agree in writing), except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c). (d) By Citizens or City upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied and the denial has become final and nonappealable, (ii) any Governmental Authority whose approval is required for consummation of the Merger and the other transactions contemplated by this Agreement shall have requested, directed or advised City or Citizens to withdraw its application for approval of the Merger, or (iii) any Governmental Authority of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Parent Merger or the Subsidiary Merger. (e) By either Citizens or City if the Requisite Citizens Vote shall not have been obtained at the Citizens Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 8.01(e) if the party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite Citizens Vote at the Citizens Meeting or at any adjournment or postponement thereof. (f) By: (i) Citizens if (A) the Citizens Board (or a duly authorized committee thereof) has authorized an Acceptance of Superior Proposal, and (B) Citizens has complied in all respects with Section 6.06; provided, that the right of Citizens to terminate this Agreement pursuant to this Section 8.01(f) is conditioned on and subject to the prior payment by Citizens to City of the Termination Fee in accordance with Section 8.02(b). Any purported termination pursuant to this Section 8.01(f) shall be void and of no force or effect if Citizens shall not have paid and City shall not have received the Termination Fee; or (ii) City prior to the time the Requisite Citizens Vote is obtained, if (A) the Citizens Board shall have (1) failed to include the Citizens Recommendation in the Proxy Statement/Prospectus, or withdrawn, modified or qualified the Citizens Recommendation in a manner adverse to City, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer

EXECUTION VERSION 63 constituting an Acquisition Proposal that has been publicly disclosed within five (5) business days after the commencement of the tender or exchange offer, or (2) recommended or endorsed an Acquisition Proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the Acquisition Proposal within five (5) business days after an Acquisition Proposal is publicly announced, or (B) Citizens or its Board of Directors has breached its obligations under Section 6.02 or Section 6.06 in any material respect, provided, in each case, that City is not in breach of any of its obligations under this Agreement and all of the representations and warranties of City contained in this Agreement remain true and correct (without regard to any supplement or amendment to the City Disclosure Schedules after the date hereof). (g) By Citizens if, at any time during the five (5) business day period commencing on the Determination Date, each of the following conditions in (i) and (ii) is satisfied: (i) (A) the City Market Value on the Determination Date (the “Final City Market Value”) is less than (B) 82.7% of the Initial City Market Value, and (ii) (A) the quotient obtained by dividing the Final City Market Value by the Initial City Market Value is less than (B) the quotient obtained by dividing the Index Price on the Determination Date (the “Final Index Price”) by the Index Price on September 22, 2022 (the “Initial Index Price”), minus 0.175 (the “Index Ratio”). Provided, however, if Citizens elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice thereof to City and, during the five (5) business days period commencing with its receipt of such notice, City shall have the option, exercisable in its sole discretion, to increase the Exchange Ratio so that the value of the City Common Shares into which each share of Citizens Common Stock is to be converted pursuant to Section 3.01(a) (calculated based on the Final City Market Value) is equal to the lesser of (x) the product of the Initial City Market Value, 82.7% and the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 8.01(g)), and (y) the product of the Initial City Market Value, the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 8.01(g) and the Index Ratio. If City so elects, it shall give, within such three (3) business days, written notice to Citizens of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 8.01(g) and this Agreement shall remain in full force and effect in accordance with its terms, except as the Exchange Ratio shall have been so modified. For purposes of this Section 8.1(g), the following terms shall have the following definitions:

EXECUTION VERSION 64 “City Market Value” means, as of any specified date, the average of the daily closing sales prices of a share of City Common Shares as reported on NASDAQ for the twenty (20) consecutive trading days immediately preceding such specified date. “Determination Date” means the latest of the date on which (i) all regulatory approvals and third party consents (and waivers, if applicable) required to consummate the Merger have been received (disregarding any regulatory waiting periods), and (ii) the approval of this Agreement by the shareholders of Citizens by the Requisite Citizens Vote is obtained. “Index” means the SPDR® S&P® Regional Banking ETF (KRE). “Index Price” means, as of any specified date, the average of the daily closing value of the Index for the twenty (20) consecutive trading days immediately preceding such specified date. “Initial City Market Value” means $87.04. If City or any company belonging to the Index declares or effects a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding common stock, and the record date therefor shall be after the date of this Agreement and prior to the Determination Date, the prices for the common stock of such company shall be proportionately and appropriately adjusted for the purpose of applying this Section 8.01(g). 8.02 Effect of Termination and Abandonment; Enforcement of Agreement. (a) In the event of termination of this Agreement pursuant to Section 8.01, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.16, this Section 8.02, and Article IX shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither City nor Citizens shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement occurring prior to termination. (b) In the event that: (i)(A) after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management or the Citizens Board or has been made directly to the Citizens shareholders generally or any Person shall have publicly announced (and, in each case, not unconditionally withdrawn, and thereafter this Agreement is terminated by City pursuant to Section 8.01(b) as a result of a willful breach by Citizens; and (B) prior to the date that is twelve (12) months after the date of the termination of this Agreement, Citizens enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Citizens shall, on the earlier of the date it enters into the definitive agreement and the date of consummation of the transaction, pay City, by wire transfer of same day funds (to an

EXECUTION VERSION 65 account designated in writing by City), a fee equal to $2,000,000 (the “Termination Fee”); and (ii) this Agreement is terminated by Citizens or City pursuant to Section 8.01(f), then Citizens shall pay City, by wire transfer of same day funds (to an account designated in writing by City), the Termination Fee no later than two (2) business days after the termination of this Agreement. (c) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud, in the event that this Agreement is terminated as provided in Section 8.01 under circumstances where the Termination Fee is payable to City and paid in full by Citizens pursuant to this Section 8.02, the payment of such Termination Fee shall be the sole and exclusive remedy available to City and the maximum aggregate liability of Citizens with respect to this Agreement and the transactions contemplated by this Agreement, and Citizens shall have no further liability with respect to this Agreement or the transactions contemplated hereby to City or any of its Affiliates or Representatives. (d) Citizens acknowledges that the agreements contained in Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, City would not enter into this Agreement. If Citizens fails promptly to pay Termination Fee after demand and City commences a suit to obtain payment then (i) if the suit results in a judgment against Citizens for payment of the Termination Fee, Citizens shall pay the costs and expenses of City (including reasonable attorneys’ fees and expenses) in connection with the suit and (ii) if the suit results in a judgment that Citizens is not liable for such payment, City shall pay the costs and expenses of Citizens (including reasonable attorneys’ fees and expenses) in connection with the suit. In addition, if Citizens fails to pay the Termination Fee, then Citizens shall pay interest on the overdue amounts (for the period commencing as of the date that the overdue amount was originally required to be paid and ending on the date that the overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in the Wall Street Journal) in effect on the date on which the payment was required to be made for the period commencing as of the date that the overdue amount was originally required to be paid. The Termination Fee constitutes liquidated damages and not a penalty, and, except in the case of fraud, shall be (together with the amounts specified in this Section 8.02(d)) the sole monetary remedy of City in the event of a termination of this Agreement specified in the section under circumstances where the Termination Fee is payable and is paid in full. ARTICLE IX Miscellaneous 9.01 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

EXECUTION VERSION 66 9.02 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Citizens Vote; provided, however, that after the receipt of the Requisite Citizens Vote, there may not be, without further approval of such shareholders of Citizens, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties. 9.03 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Citizens Vote, there may not be, without further approval of such shareholders of Citizens, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. 9.04 Counterparts. This Agreement may be executed and delivered in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. 9.05 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in any regulation or rule adopted or promulgated by a Regulatory Authority) by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. 9.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the state courts located in Kanawha County, West Virginia or federal U.S. District Court – Southern District of West Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and

EXECUTION VERSION 67 (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.06. 9.07 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07. 9.08 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. 9.09 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by email, upon confirmation of receipt, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the date of confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

EXECUTION VERSION 68 If to Citizens, to: Citizens Commerce Bancshares, Inc. 534 Marsailles Road Versailles, Kentucky 40383 Attention: Michelle Oxley Email: moxley@citizenscommerce.com With a copy to: Wyatt, Tarrant & Combs, LLP 400 W. Market Street, Suite 2000 Louisville, Kentucky 40202 Attention: Cynthia W. Young, Esq. Email: cyoung@wyattfirm.com If to City, to: City Holding Company 25 Gatewater Road Charleston, WV 25313 Attention: Charles R. Hageboeck, President and CEO Email: Skip.Hageboeck@bankatcity.com With a copy to: Dinsmore & Shohl LLP 1 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202 Attention: Michael G. Dailey, Esq. Email: michael.dailey@dinsmore.com 9.10 Entire Understanding. This Agreement, the Support Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Support Agreements or any such separate agreement). 9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any right, remedy, or claim hereunder, including the right to rely upon the representations and warranties set forth herein; except that the terms and provisions of Section 6.18 shall inure to the benefit of the persons entitled to indemnification thereunder, and except that the rights of holders of Citizens Common Stock to receive the Merger Consideration as provided in Article III, and the rights of holders of Citizens Options under Section 3.02(c) this Agreement shall inure to the benefit of such holders thereunder. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

EXECUTION VERSION 69 9.12 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 9.15 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTION VERSION 70 AGREEMENT AND PLAN OF MERGER Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers, all as of the day and year first above written. CITY HOLDING COMPANY By Charles R. Hageboeck, President & CEO CITIZENS COMMERCE BANCSHARES, INC. By Michelle Oxley, Treasurer

EXECUTION VERSION EXHIBIT A FORM OF SUPPORT AGREEMENT THIS SUPPORT AGREEMENT (this “Agreement”), is entered into as of ________, 2022, by and among City Holding Company, a financial holding company incorporated under West Virginia law (“City”), Citizens Commerce Bancshares, Inc., a bank holding company incorporated under Kentucky law (“Citizens”), and ___________ (“Shareholder”). WHEREAS, concurrently with the execution and delivery of this Agreement, City and Citizens are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Citizens shall be merged with and into City, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have meanings provided in the Merger Agreement. WHEREAS, as of the date of this Agreement, Shareholder is the record and beneficial owner and has the power to vote the number of shares of Citizens Common Stock set forth, and in the manner reflected, on Attachment A to this Agreement (the shares listed on Attachment A, together with all shares of Citizens Common Stock subsequently acquired by the Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”). WHEREAS, as an inducement and condition to entering into the Merger Agreement, City has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follow: ARTICLE I VOTING AGREEMENT Section 1.1 Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the Citizens Meeting, and at any other meeting of the shareholders of Citizens, however called, or any adjournment or postponement thereof, Shareholder shall: (a) appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Parent Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone

EXECUTION VERSION the meeting to a later date if there are not sufficient votes to approve the Parent Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Citizens contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Parent Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement. Section 1.2 Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of Citizens or the Citizens Subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of Citizens or the Citizens Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as a director or officer, as applicable, to Citizens, the Citizens Subsidiaries or their respective shareholders. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER Shareholder represents and warrants to City as follows: Section 2.1 Authority; Authorization. (a) Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. (b) This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. (c) Assuming the authorization, execution and delivery of this Agreement by City, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. (d) If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property owned jointly with

EXECUTION VERSION Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement. Section 2.2 Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust. Section 2.3 Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record or beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of Citizens Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement). As of the date of this Agreement Shareholder has, and at the Citizens Meeting or any other shareholder meeting of Citizens in connection with the Parent Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have, sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Section 2.4 Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any governmental authority that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis. Section 2.5 Reliance by City. Shareholder understands and acknowledges that City is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement. ARTICLE III COVENANTS

EXECUTION VERSION Section 3.1 No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions. (a) Shareholder agrees, that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 6.06 of the Merger Agreement, except as permitted by such Section 6.06 of the Merger Agreement, (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Citizens Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of Citizens vote in favor of the adoption and approval of the Merger Agreement and the Parent Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than City with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1. (b) Shareholder hereby agrees to notify City promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of Citizens Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof. Section 3.2 Restrictions on Transfer and Proxies; Non-Interference. (a) Shareholder agrees that it will not, prior to the earlier of the receipt of the Requisite Citizens Vote or the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with City’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Parent Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of capital stock of Citizens or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, Shareholder may make gifts of Owned Shares during the term of this Agreement if the donee enters into an agreement containing covenants governing the voting and transfer of the transferred Owned Shares equivalent to those set forth in this Agreement. (b) Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this

EXECUTION VERSION Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement. Section 3.3 Dissenters’ Rights. Shareholder agrees not to exercise any right to dissent (including, without limitation, under any rights set forth in Sections 271B.13-010 through 271B.13-310 of the KBCA) as to any Owned Shares which may arise with respect to the Parent Merger or the transactions contemplated by the Merger Agreement. Section 3.4 Stop Transfer. Shareholder agrees that it shall not request that Citizens register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares prior to the receipt of the Requisite Citizens Vote, unless the transfer is made in compliance with this Agreement. Section 3.5 Further Assurances; Cooperation. (a) Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with City and Citizens in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by City for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Authorities). (b) Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Authority or Governmental Authority, in any other documents or communications provided by City or Citizens to any Regulatory Authority or Governmental Authority or to security holders of City or Citizens) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with City and the City Subsidiaries and/or Citizens, and the Citizens Subsidiaries. ARTICLE IV TERMINATION Section 4.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

EXECUTION VERSION Section 4.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement prior to the Effective Time shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement. ARTICLE V MISCELLANEOUS Section 5.1 Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by the parties hereto, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege. Section 5.2 Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses. Section 5.3 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:

EXECUTION VERSION If to Shareholder: The address provided on Attachment A hereto. If to Citizens, to: Citizens Commerce Bancshares, Inc. 534 Marsailles Road Versailles, Kentucky 40383 Attention: Michelle Oxley Email: moxley@citizenscommerce.com If to City, to: City Holding Company 25 Gatewater Road Charleston, WV 25313 Attention: Charles R. Hageboeck, President and CEO Email: Skip.Hageboeck@bankatcity.com With a copy to: Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202 Attention: Michael G. Dailey, Esq. Email: michael.dailey@dinsmore.com Section 5.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of City. Section 5.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Section 5.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

EXECUTION VERSION Section 5.7 Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that City would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which City may be entitled (including monetary damages), City shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither City nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Section 5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Charleston, Kanawha County, West Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.8. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the action. Section 5.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD

EXECUTION VERSION NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9. Section 5.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTION VERSION SUPPORT AGREEMENT Signature Page IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above. SHAREHOLDER [Name] SHAREHOLDER’S SPOUSE [Name] CITY HOLDING COMPANY By: __________________________________ Charles R. Hageboeck, President and CEO CITIZENS COMMERCE BANCSHARES, INC. By: _______________________________

EXECUTION VERSION ANNEX I Shareholder Address and Email Owned Shares

EXHIBIT B AGREEMENT AND PLAN OF MERGER This is an Agreement and Plan of Bank Merger (this “Agreement”) dated as of _________, 2022, between City National Bank of West Virginia, a national banking association, being located in Charleston, Kanawha County, West Virginia (“City National”), and Citizens Commerce Bank, Inc. a Kentucky banking corporation, being located in Versailles, Woodford County, Kentucky (“Citizens Commerce”). RECITALS A. City Holding Company, a West Virginia corporation (“City”), owning all of the outstanding shares of City National, and Citizens Commerce Bancshares, Inc., a Kentucky corporation (“Citizens”), owning all of the outstanding shares of Citizens Commerce, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 18, 2022, pursuant to which Citizens will merge with and into City, with City being the surviving corporation (“Parent Merger”). B. The Merger Agreement contemplates that immediately following the consummation of the Parent Merger, Citizens Commerce is to be merged with and into City National (the “Subsidiary Merger”). C. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Subsidiary Merger, the parties, intending to be legally bound, agree as follows: AGREEMENTS 1. The Parties. A. City National. City National is a national banking association organized under the laws of the United States of America with its principal office in Charleston, West Virginia. As of the date hereof, the authorized capital stock of City National consists of 131,250 shares of common stock, $5.00 par value (“City National Common Stock”), of which 123,701 are issued and outstanding, fully paid and nonassessable and held by City. As of September 30, 2022, City National had paid-in- capital of $392,521,000 divided into 123,701 shares of common stock, each of $5.00 par value, surplus of $391,903,000, and undivided profits, including capital reserves, of $256,073,000. B. Citizens Commerce. Citizens Commerce is a Kentucky banking corporation with its principal office in Versailles, Kentucky. The authorized capital stock of Citizens Commerce consists of 600,000 shares of common stock, $12.00 par value (“Citizens Commerce Common Stock”), of which 239,564 shares are issued and outstanding, fully paid and nonassessable and currently held by Citizens. As of September 30, 2022, Citizens Commerce had paid-in-capital of $2,874,768, divided into 239,564 shares of common stock, each of $12.00 par value, surplus of $24,300,978, and undivided profits, including capital reserves, of $8,176,220.

EXECUTION VERSION C. Banking Offices. Attached as Exhibit A is a listing of all of the banking offices of City National and Citizens Commerce as of the date of this Plan. City’s main office and branches are currently located in West Virginia, Kentucky, Virginia and Ohio, and Citizens Commerce’s main office and branches are all currently located in Kentucky. All of the existing banking offices will be retained in the Subsidiary Merger. 2. Subsidiary Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Citizens Commerce shall be merged with and into City National under the charter of the latter. City National will be the receiving association in the Subsidiary Merger, and City National shall continue in existence as the surviving bank of the merger (the “Surviving Bank”). 3. Authorization. The Board of Directors of City National and its sole shareholder, City, have unanimously approved this Plan, authorized its execution, and authorized the performance by City National hereunder and the consummation of the transactions contemplated hereby. The Board of Directors of Citizens Commerce and its sole shareholder, Citizens, have unanimously approved this Plan, authorized its execution, and authorized the performance by Citizens Commerce hereunder and the consummation of the transactions contemplated hereby. 4. Statutory Merger. The Subsidiary Merger shall be effected in accordance with the provisions of 12 USC 215a, and, in the case of Citizens Commerce, of Section 286.3-173 of the Kentucky Revised Statutes. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately after the Parent Merger, City National and Citizens Commerce shall cause such certificates or articles of merger and such other documents and certificates as are necessary to be executed and delivered for filing to the Office of the Comptroller of the Currency, the West Virginia Secretary of State and the Kentucky Secretary of State (“Merger Certificates”). 5. Effective Time. The Bank Merger shall become effective as specified in the approval to be issued by the Comptroller of the Currency (the “Effective Time”). In any event, the Effective Time shall not occur until after the effective time of the Parent Merger. 4. Articles of Association and Regulations. The Articles of Association of City National, as in effect at the Effective Time, shall be the Articles of Association of the Surviving Bank, until they shall be thereafter altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of City National in effect at the Effective Time shall be the Bylaws of the Surviving Bank. 5. Directors and Officers. The directors and officers of City National shall be the directors and officers of the Surviving Bank until the next annual meeting of shareholders and directors of Surviving Bank, unless their tenure as officers or directors is sooner terminated. 6. Names and Offices. The name of the Surviving Bank shall be “City National Bank of West Virginia.” The main office of the Surviving Bank shall be the main office of City National immediately prior to the Effective Time. All branch offices of City National and offices of Citizens Commerce which were in lawful operation immediately prior to the Effective Time shall be the branch

EXECUTION VERSION offices of the Surviving Bank upon consummation of the Subsidiary Merger, subject to the opening or closing of any offices which may be authorized by City National or Citizens Commerce and applicable regulatory authorities after the date hereof. 7. Conversion of Citizens Commerce Shares. At the Effective Time, each issued and outstanding share of Citizens Commerce capital stock shall automatically by virtue of the Subsidiary Merger be canceled without payment. 8. City National Capital Stock. The shares of City National capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Subsidiary Merger. 9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and Kentucky, City National and Citizens Commerce shall become a single corporation and the separate existence of Citizens Commerce shall cease. Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Citizens Commerce subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Citizens Commerce. All other things or belonging to Citizens Commerce shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Citizens Commerce shall not revert or be in any way impaired by reason of the Subsidiary Merger. All rights of creditors and all liens of Citizens Commerce shall be preserved unimpaired, and all debts, liabilities and duties of Citizens Commerce shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. 10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger. 11. Conditions. The respective obligations of each party hereto to effect the Subsidiary Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Subsidiary Merger. 12. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing. 13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement. 14. Governing Law. This Agreement shall be governed in all respects by the laws of the United States and the laws of the Commonwealth of Kentucky, with the laws of the United States governing in case of any conflict or inconsistency.

EXECUTION VERSION 15. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. 16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. [Signature Page Follows]

EXECUTION VERSION WITNESS, the signatures and seals of the merging banks this ___ day of _______, 2022, each set by its president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority. CITY NATIONAL BANK OF WEST VIRGINIA By: /s/ Charles R. Hageboeck Charles R. Hageboeck, President & CEO By: /s/ Victoria A. Faw Victoria A. Faw, Secretary & Senior Vice President CITIZENS COMMERCE BANK, INC. By: /s/ Michelle Oxley Michelle Oxley, President By: /s/ Eli Barber Eli Barber, Secretary

EXECUTION VERSION STATE OF WEST VIRGINIA) ) ss: COUNTY OF ___________) On this day of __________, 202__, before me, a notary public for this state and county, personally came Charles R. Hageboeck, as president, and Victoria A. Faw, as secretary, of City National Bank, and each in his/her capacity acknowledged this instrument to be the act and deed of the association. WITNESS my official seal and signature this day and year. (Seal of Notary) Notary Public, Kanawha County My commission expires _________________ COMMONWEALTH OF KENTUCKY ) ) ss: COUNTY OF _________ ) On this day of _____________, 202__, before me, a notary public for this state and county, personally came Michelle Oxley, as president, and Eli Barber, as secretary, of Citizens Commerce Bank, Inc. and each in his/her capacity acknowledged this instrument to be the act and deed of the corporation. WITNESS my official seal and signature this day and year. (Seal of Notary) Notary Public, Woodford County. My commission expires __________________

EXECUTION VERSION Exhibit A Citizens Commerce Banking Offices: Fayette County, Kentucky: 4097 Nichols Park Drive Lexington, KY 40503 Franklin County, Kentucky: 108 Sea Hero Road Frankfort, KY 40601 Jessamine County, Kentucky: 714 South Main Street Nicholasville, KY 40356 Woodford County, Kentucky: 231 South Main Street Versailles, KY 40383 534 Marsailles Road Versailles, KY 40383 534 Marsailles Road1 Versailles, KY 40383 City National Banking Offices: 1 Limited service – Messenger Office

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